 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-281236
PROSPECTUS SUPPLEMENT
(To Prospectus dated August 5, 2024)
DiamondRock Hospitality Company
$200,000,000
Common Stock

We entered into a distribution agreement dated as of August 5, 2024, with each of Deutsche Bank Securities Inc., BMO Capital Markets Corp., BofA Securities, Inc., BTIG, LLC, Jefferies LLC, KeyBanc Capital Markets Inc., Regions Securities LLC, Robert W. Baird & Co. Incorporated, TD Securities (USA) LLC, Truist Securities, Inc. and Wells Fargo Securities, LLC (we refer to these entities, when acting in their capacity as sales agents for us or as principals, individually, as a Sales Agent, and, collectively, as the Sales Agents), the Forward Sellers and the Forward Purchasers (each as defined below). Pursuant to the terms of the distribution agreement, up to $200,000,000 in shares of our common stock, par value $0.01 per share, may be offered and sold, from time to time, through the Sales Agents, acting as our sales agents, through the Forward Sellers, acting as agents for the relevant Forward Purchasers, or directly to the Sales Agents, acting as principals.
Our common stock is listed on the New York Stock Exchange (“NYSE”), under the symbol “DRH.” The last reported sale price of our common stock on the NYSE on August 2, 2024 was $8.09 per share.
Sales of shares of our common stock, if any, under this prospectus supplement and the accompanying prospectus made through the Sales Agents, acting as our sales agents, through the Forward Sellers, acting as agents for the relevant Forward Purchasers, or directly to the Sales Agents, acting as principals, may be made in privately negotiated transactions, which may include block trades, or transactions that are deemed to be “at the market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including, without limitation, sales made directly on the NYSE, on any other existing market for our common stock or sales made to or through a market maker other than on an exchange or through an electronic communications network, or as may be agreed between us and the applicable Sales Agent or Forward Seller. None of the Sales Agents or the Forward Sellers are required, individually or collectively, to sell any specific number or dollar amount of shares of our common stock, but subject to the terms and conditions of the distribution agreement (and, in each case, upon the acceptance of our instructions by the Sales Agent or the Forward Seller and the related Forward Purchaser, as applicable), each has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell shares of our common stock up to the amount specified.
The distribution agreement contemplates that, in addition to the issuance and sale of shares of our common stock by us through or to the Sales Agents, acting as our sales agents or as principals, as applicable, we may enter into separate master forward confirmations, along with one or more supplemental confirmations related thereto (each supplemental confirmation, together with the related master forward confirmation, a “forward sale agreement” and, collectively, the “forward sale agreements”), with each of Deutsche Bank Securities Inc., BMO Capital Markets Corp., BofA Securities, Inc., Jefferies LLC, KeyBanc Capital Markets Inc., Nomura Global Financial Products, Inc., Regions Securities LLC, Robert W. Baird & Co. Incorporated, TD Securities (USA) LLC, Truist Securities, Inc. and Wells Fargo Securities, LLC (or one or more of their respective agents or affiliates). When acting in their capacity as purchasers under any forward sale agreements, we refer to these entities, individually, as a Forward Purchaser and, collectively, as the Forward Purchasers. If we enter into a forward sale agreement with any Forward Purchaser, then we expect that such Forward Purchaser or one of its affiliates will attempt to borrow from third parties and sell, through its related Sales Agent, the number of shares of our common stock underlying such forward sale agreement to hedge its exposure under such forward sale agreement. We refer to a Sales Agent or to Nomura Securities International, Inc. (acting through BTIG, LLC as agent), when acting as agent for the related or relevant Forward Purchaser, individually as a Forward Seller and, collectively, as the Forward Sellers. Unless otherwise expressly stated or the context otherwise requires, references herein to the “related” or “relevant” Forward Purchaser mean, with respect to any Forward Seller, the affiliate of such Forward Seller that is acting as Forward Purchaser or, if applicable, such Forward Seller acting in its capacity as Forward Purchaser, and references herein to “applicable” Forward Purchaser or “applicable” forward sale agreement means, with respect to any Forward Purchaser and any forward sale agreement, the Forward Purchaser party to such forward sale agreement, as applicable. We will not initially receive any proceeds from any sale of shares of our common stock borrowed by a Forward Purchaser (or its affiliate) and sold through a Forward Seller.
We currently expect to fully physically settle each forward sale agreement, if any, on one or more dates specified by us on or prior to the maturity date set forth in such forward sale agreement, in which case we expect to receive aggregate net cash proceeds at settlement equal to the number of shares underlying such forward sale agreement multiplied by the relevant forward sale price per share. However, subject to certain exceptions, we may also elect, in our sole discretion, to cash settle or net share settle all or any portion of our obligations under any forward sale agreement. If we elect to cash settle any forward sale agreement, we may not receive any proceeds, and we may owe cash to the applicable Forward Purchaser in certain circumstances. If we elect to net share settle any forward sale agreement, we will not receive any proceeds, and we may owe shares of our common stock to the applicable Forward Purchaser in certain circumstances. For additional information, see “Plan of Distribution” in this prospectus supplement.
Pursuant to the terms of the distribution agreement, each Sales Agent will be entitled to compensation of up to 2.0% of the gross sales price per share for any shares of our common stock sold through it as Sales Agent under the distribution agreement. In connection with any forward sale agreement, we will pay the applicable Forward Seller a commission, through a reduced initial forward sale price under the related forward sale agreement, at a mutually agreed rate not exceeding 2.0% of the volume-weighted average of the sales prices per share of the borrowed shares of our common stock sold through such Forward Seller during the applicable forward hedge selling period for such transaction (subject to certain adjustments).
Under the terms of the distribution agreement, we may also sell shares of our common stock to the Sales Agents as principals for their own accounts at prices agreed upon at the time of sale. If we sell any shares of our common stock to a Sales Agent as principal, we will enter into a separate terms agreement with such Sales Agent.
To preserve our status as a real estate investment trust (“REIT”) for U.S. federal income tax purposes, among other purposes, our charter imposes certain restrictions on the ownership and transfer of our common stock. You should read the information under the section entitled “Restrictions on Ownership and Transfer” in the accompanying prospectus for a description of these restrictions.
Investing in our common stock involves risks. See “Risk Factors” beginning on page S-4 of this prospectus supplement, page 3 of the accompanying prospectus, in our most recent Annual Report on Form 10-K and in our subsequent periodic reports and other information we file from time to time with the Securities and Exchange Commission, which are incorporated by reference in the accompanying prospectus.
Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.
Deutsche Bank Securities	Baird	BMO Capital Markets	BofA Securities	BTIG
Jefferies	KeyBanc Capital Markets	Regions Securities LLC	TD Securities	Truist Securities	Wells Fargo Securities
The date of this prospectus supplement is August 5, 2024.

PROSPECTUS SUPPLEMENT
PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT
This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering. You should read this entire document, including this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in the accompanying prospectus. This prospectus supplement may add, update or change information contained in or incorporated by reference in the accompanying prospectus. To the extent that there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or incorporated by reference to the accompanying prospectus from a filing we made with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the date hereof, on the other hand, the information in this prospectus supplement shall control. In addition, any information incorporated by reference in the accompanying prospectus from a filing we make with the SEC after the date of this prospectus supplement that adds to, updates or changes information contained in this prospectus supplement, the accompanying prospectus or an earlier filing we made with the SEC that is incorporated by reference in the accompanying prospectus shall be deemed to modify and supersede such information in this prospectus supplement, the accompanying prospectus or the earlier filing.
This prospectus supplement and the accompanying prospectus contain, or incorporate by reference, forward-looking statements. Such forward-looking statements should be considered together with the cautionary statements and important factors included or referred to in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in the accompanying prospectus. Please see “Forward-Looking Statements” in this prospectus supplement and “Forward-Looking Statements” in the accompanying prospectus.
References in this prospectus supplement to “we,” “our,” “us” and “our company” refer to DiamondRock Hospitality Company, including, as the context requires, DiamondRock Hospitality Limited Partnership, which we refer to as our operating partnership, as well as our other direct and indirect subsidiaries, including our existing taxable REIT subsidiaries.
You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or any applicable free writing prospectus filed with the SEC in connection with this offering. We have not, nor has any Sales Agent, Forward Seller or Forward Purchaser, authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus supplement, the accompanying prospectus and any applicable free writing prospectus are not an offer to sell or the solicitation of an offer to buy any securities other than the registered shares to which they relate, nor is this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should assume that the information contained and incorporated by reference in this prospectus supplement and the accompanying prospectus or in any applicable free writing prospectus is accurate only as of their respective dates or on the date or dates which are specified in these documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

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FORWARD-LOOKING STATEMENTS
Certain statements in this prospectus supplement and the accompanying prospectus include and incorporate by reference “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act. In particular, statements pertaining to our capital resources, portfolio performance and results of operations contain forward-looking statements. Likewise, all of our statements regarding anticipated market conditions and demographics are forward-looking statements. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “plan,” “may,” “will,” “would,” “will be,” “will continue,” “will likely result,” “strive,” “endeavor,” “should,” “approximately,” “mission,” or “goal” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans, market statistics or intentions.
Forward-looking statements are based on management’s current expectations and assumptions that are subject to risks and uncertainties that may cause our actual results, performance or achievements to differ materially from the forward-looking statements. You should not rely on forward-looking statements as predictions of future events, because they depend on assumptions, data or methods that may be incorrect or imprecise. The following factors, among others, could cause actual results and future events to differ materially from those expressed or implied by the forward-looking statements:
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negative developments in the economy, including, but not limited to elevated inflation and interest rates, job loss or growth trends, an increase in unemployment or a decrease in corporate earnings and investment;

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increased competition in the lodging industry and from alternative lodging channels or third party internet intermediaries in the markets in which we own properties;

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failure to effectively execute our long-term business strategy and successfully identify and complete acquisitions and dispositions;

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risks and uncertainties affecting hotel management, operations and renovations (including, without limitation, elevated inflation, construction delays, increased construction costs, disruption in hotel operations and the risks associated with our management and franchise agreements);

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risks associated with the availability and terms of financing and the use of debt to fund acquisitions and renovations or refinance existing indebtedness, including the impact of higher interest rates on the cost and/or availability of financing;

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risks associated with our level of indebtedness and our ability to satisfy our obligations under our debt agreements;

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risks associated with the lodging industry overall, including, without limitation, decreases in the frequency of travel and increases in operating costs;

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risks and uncertainties associated with our obligations under our management agreements;

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risks associated with natural disasters and other unforeseen catastrophic events;

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the adverse impact of any future pandemic, epidemic or outbreak of any highly infectious disease on the U.S., regional and global economies, travel, the hospitality industry, and on our financial condition and results of operations and our hotels;

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costs of compliance with government regulations, including, without limitation, the Americans with Disabilities Act;

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potential liability for uninsured losses and environmental contamination;

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risks associated with security breaches through cyber-attacks or otherwise, as well as other significant disruptions of our and our hotel managers’ information technologies and systems, which support our operations and those of our hotel managers;

S-iii

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risks associated with our potential failure to maintain our qualification as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”);

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possible adverse changes in tax and environmental laws;

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risks associated with our dependence on key personnel whose continued service is not guaranteed; and

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the factors discussed under the caption entitled “Risk Factors” in this prospectus supplement or included in our reports filed with the SEC which are incorporated by reference in the accompanying prospectus, including those discussed under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. You should carefully consider this risk when you make an investment decision concerning our securities. Except as required by applicable law, we undertake no obligation to update or revise publicly any forward-looking statements or the “Risk Factors,” whether as a result of new information, data or methods, future events or otherwise.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information from this prospectus supplement, the accompanying prospectus and the documents incorporated by reference therein. It does not contain all of the information that may be important to you. We encourage you to carefully read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference therein, especially the “Risk Factors” section beginning on page S-4 of this prospectus supplement, on page 3 of the accompanying prospectus, in our most recent Annual Report on Form 10-K filed with the SEC and in our other public filings before making an investment decision regarding our common stock.
Our Company
General
We are a lodging-focused Maryland corporation operating as a REIT for U.S. federal income tax purposes. As of June 30, 2024, we owned a portfolio of 36 premium hotels and resorts that contain 9,760 guest rooms located in 25 different markets in the United States. The markets that we target are those that we believe align with our strategic objectives, which include investing in assets in destination markets with constrained supply trends, those that provide geographic diversity relative to our existing portfolio, and those markets that are considered to have high growth potential.
As an owner, rather than an operator, of lodging properties, we receive all of the operating profits or losses generated by our hotels after the payment of fees due to hotel managers and hotel brands, which are calculated based on the revenues and profitability of each hotel.
Our strategy is to apply aggressive asset management, prudent financial strategy, and disciplined capital allocation to high quality lodging properties in North American urban and resort markets with superior growth prospects and high barriers-to-entry. Our goal is to deliver long-term stockholder returns that exceed those generated by our peers through a combination of dividends and enduring capital appreciation.
Our primary business is to acquire, own, renovate and asset manage premium hotel properties in the United States. Our portfolio is concentrated in major urban markets and destination resort locations. All of our hotels are managed by a third party—either an independent operator or a brand operator, such as Marriott International, Inc.
We critically evaluate each of our hotels to ensure that we own a portfolio of hotels that conforms to our vision, supports our mission and corresponds with our strategy. On a regular basis, we analyze our portfolio to identify opportunities to invest capital in certain projects or market non-core assets for sale in order to increase our portfolio quality. We are committed to a conservative capital structure with prudent leverage. We regularly assess the availability and affordability of capital in order to maximize stockholder value and minimize enterprise risk. In addition, we are committed to following sound corporate governance practices and to being open and transparent in our communications with our stockholders.
Our Structure
We conduct our business through a traditional umbrella partnership REIT, or UPREIT, in which our hotel properties are owned by our operating partnership, or subsidiaries of our operating partnership. We believe we have been organized and have operated in a manner that allows us to qualify for taxation as a REIT under the Code, but there can be no assurance that we have qualified or will remain qualified as a REIT. We are the sole general partner of our operating partnership and owned, either directly or indirectly, 99.5% of the limited partnership units of our operating partnership as of June 30, 2024. The remaining 0.5% of the limited partnership units of our operating partnership are held by third parties and executive officers of our company.
Our Principal Office
Our corporate headquarters is located at 2 Bethesda Metro Center, Suite 1400, Bethesda, MD 20814. Our telephone number is (240) 744-1150. Our Internet address is http://www.drhc.com. The information found on or accessible through our website is not incorporated into and does not constitute a part of this prospectus supplement, the accompanying prospectus or any other report or document we file with or furnish to the SEC.

The Offering
Issuer
DiamondRock Hospitality Company
Common Stock Offered
Shares with an aggregate offering price of up to $200,000,000.
The shares of our common stock offered pursuant to this prospectus supplement include newly issued shares that may be offered and sold by us through or to the Sales Agents, acting as our sales agents or as principals, as applicable, and borrowed shares of our common stock that may be offered and sold through the Forward Sellers. For additional information, see “Plan of Distribution” in this prospectus supplement.
NYSE Symbol
DRH
Use of Proceeds
We will contribute the net proceeds from any sales of shares of our common stock through or to the Sales Agents, after deducting commissions and offering expenses, as well as any net cash proceeds we receive upon the settlement of any forward sale agreement, to our operating partnership in exchange for securities of our operating partnership that have economic interests substantially similar to those of our common stock. Our operating partnership intends to use such net proceeds for general corporate purposes, which may include acquisitions of additional properties as suitable opportunities arise, the repayment of outstanding indebtedness, capital expenditures, the improvement of properties in our portfolio, working capital and other general purposes. See “Use of Proceeds” on page S-7 of this prospectus supplement.
We will not initially receive any proceeds from any sale of shares of our common stock borrowed by a Forward Purchaser (or its affiliate) and sold through a Forward Seller.
Accounting Treatment of Forward Sale Agreements
In the event that we enter into any forward sale agreement, then we expect that before any issuance of shares of our common stock upon physical or net share settlement of such forward sale agreement, the shares issuable upon settlement of such forward sale agreement will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of shares of our common stock that would be issued upon full physical settlement of such forward sale agreement over the number of shares of our common stock that could be purchased by us in the market (based on the average market price during the period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the reporting period).
Consequently, prior to physical or net share settlement of a particular forward sale agreement and subject to the occurrence of certain events, we anticipate that there will be no dilutive effect on our earnings per share as a result of such forward sale agreement except during periods when the average market price of shares of our common stock is above the per share adjusted forward sale price of such forward sale agreement, subject to increase or decrease on a daily basis, based on a floating interest rate factor equal to a specified daily rate less an agreed upon spread, and subject to decrease on each of certain dates by amounts related to expected dividends on shares of our common stock during the term of such forward sale agreement. However, if we physically settle or net share settle any forward sale agreement, the delivery of shares of our common stock would result in an increase in the number of shares outstanding and dilution to our earnings per share and return on equity.
Restrictions on Ownership and Transfer
Our charter imposes certain restrictions on ownership and transfer of our common stock to assist us in complying with certain U.S. federal income tax requirements applicable to real estate investment trusts, among other purposes. See “Restrictions on Ownership and Transfer” in the accompanying prospectus.
Risk Factors
An investment in our common stock involves various risks, and prospective investors should carefully consider the matters discussed under the caption entitled “Risk Factors” beginning on page S-4 of this prospectus supplement, page 3 of the accompanying prospectus, and in (i) our most recent Annual Report on Form 10-K, (ii) our subsequent Quarterly Reports on Form 10-Q and (iii) other documents we file with the SEC after the date of this prospectus supplement and which are deemed incorporated by reference in the accompanying prospectus, before making a decision to invest in our common stock.
For additional information concerning our common stock, see “Description of Common Stock” in the accompanying prospectus. For a description of U.S. federal income tax considerations relating to the purchase, ownership and disposition of our common stock, see “Material U.S. Federal Income Tax Considerations” in the accompanying prospectus.

RISK FACTORS
Investing in our securities involves risks. Before purchasing the shares of our common stock offered by this prospectus supplement and the accompanying prospectus, you should carefully consider the risks described below and in the documents incorporated by reference in the accompanying prospectus, including (i) our most recent Annual Report on Form 10-K, (ii) our subsequent Quarterly Reports on Form 10-Q and (iii) other documents we file with the SEC after the date of this prospectus supplement and which are deemed incorporated by reference in the accompanying prospectus, before making an investment decision. The risks and uncertainties described below and in the documents incorporated by reference in the accompanying prospectus are those that we currently believe may materially affect our company. Additional risks not presently known or that are currently deemed immaterial could also materially and adversely affect our financial condition, results of operations, business and prospects.
Risks Related to Forward Sale Agreements
Settlement provisions contained in any forward sale agreement could result in substantial dilution to our earnings per share and return on equity or result in substantial cash payment obligations.
If we enter into a forward sale agreement, the applicable Forward Purchaser will have the right to accelerate that particular forward sale agreement (with respect to all or any portion of the transaction under such forward sale agreement that the applicable Forward Purchaser determines is affected by the particular event) and require us to settle on a date specified by such Forward Purchaser if:
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such Forward Purchaser (or its affiliate), after using commercially reasonable efforts, is unable, or would incur a materially increased cost, to establish, maintain or unwind its hedge position;

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such Forward Purchaser (or its affiliate) is unable to continue to borrow (or would incur a cost greater than the specified borrow cost) a number of shares of our common stock equal to the number of shares of our common stock underlying the applicable forward sale agreement (and we do not refer a satisfactory lending party to lend the shares required);

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we declare a dividend or distribution on the shares of our common stock with a cash value in excess of a specified amount per calendar quarter, or with an ex-dividend date prior to the anticipated ex-dividend date for such cash dividend;

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certain ownership thresholds applicable to such Forward Purchaser (or its affiliate) are exceeded;

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the announcement of an event or transaction that, if consummated, would result in a specified extraordinary event (including certain mergers, tender offers, certain events involving our nationalization or insolvency or a delisting of our common stock); or

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certain other events of default, termination events or other specified events occur, including, among other things, any material misrepresentation made by us in connection with entering into the applicable forward sale agreement, a market disruption event during a specified period that lasts for more than at least eight scheduled trading days or a change in law (each as more fully described in the relevant forward sale agreement).

A Forward Purchaser’s decision to exercise its right to accelerate the settlement of its forward sale agreement will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the physical settlement provisions of the applicable forward sale agreement or, if we so elect and such Forward Purchaser so permits our election, net share settlement provisions of the applicable forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per share and return on equity.
We expect that settlement of any forward sale agreement will generally occur on or prior to the maturity date set forth in such forward sale agreement. However, any forward sale agreement may be settled earlier than the latest potential settlement date specified in that particular forward sale agreement in whole or in part, at our option, subject to the satisfaction of certain conditions. Each forward sale agreement will be physically settled by delivery of shares of our common stock, unless we elect to cash settle or net share settle such forward sale agreement, with such election subject to the satisfaction of certain conditions.

Upon physical settlement or, if we so elect, net share settlement of such forward sale agreement, delivery of shares of our common stock in connection with such physical settlement or net share settlement will result in dilution to our earnings per share and return on equity. If we elect cash settlement or net share settlement with respect to all or a portion of the shares of our common stock underlying a particular forward sale agreement, subject to any conditions specified in the particular forward sale agreement, then we expect the applicable Forward Purchaser (or its affiliate) will purchase a number of shares of our common stock necessary to satisfy its or its affiliate’s obligation to return the shares of our common stock borrowed from third parties in connection with sales of shares of our common stock in relation to that forward sale agreement, taking into account, in the case of net share settlement, any shares deliverable by or to us under the forward sale agreement and, in the case of net share settlement, to deliver shares of our common stock to us to the extent required in settlement of such forward sale agreement. In addition, the purchase of shares of our common stock in connection with a Forward Purchaser or its affiliate unwinding its hedge positions could cause the price of shares of our common stock to increase over such time (or prevent a decrease over such time), thereby increasing the amount of cash we would owe to such Forward Purchaser (or decreasing the amount of cash that the Forward Purchaser would owe us) upon cash settlement of the relevant forward sale agreement or increasing the number of shares of our common stock we would deliver to such Forward Purchaser (or decreasing the number of shares of our common stock that such Forward Purchaser would deliver to us) upon net share settlement of the relevant forward sale agreement.
The forward sale price that we expect to receive upon physical settlement of a particular forward sale agreement will be subject to adjustment on a daily basis based on a floating interest rate factor equal to a specified daily rate less a spread, to be agreed upon by us and the Forward Purchaser under the applicable forward sale agreement, and will be subject to decrease on each of certain dates based on amounts related to expected dividends on shares of our common stock during the term of the applicable forward sale agreement. If the specified daily rate is less than the spread on any day, the interest rate factor will result in a daily reduction of the forward sale price. If the market value of our common stock, determined in accordance with the terms of the relevant forward sale agreement, during the relevant valuation period under the particular forward sale agreement is above the relevant forward sale price, in the case of cash settlement, we would pay the applicable Forward Purchaser under that particular forward sale agreement an amount in cash equal to the difference or, in the case of net share settlement, we would deliver to the applicable Forward Purchaser a number of shares of our common stock having a market value equal to the difference. Thus, we could be responsible for a potentially substantial cash payment in the case of cash settlement of a particular forward sale agreement.
In case of certain bankruptcy or insolvency events, any forward sale agreement that is in effect will automatically terminate, and we may not receive any proceeds from the sale of shares of our common stock that have not theretofore been settled.
If we file for, or a regulatory authority with jurisdiction over us institutes, or we consent to, a proceeding seeking a judgment in bankruptcy or insolvency or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or we or a regulatory authority with jurisdiction over us presents a petition for our winding-up or liquidation, and we consent to such a petition, any forward sale agreement that is in effect will automatically terminate. If any such forward sale agreement so terminates, we would not be obligated to deliver to the applicable Forward Purchaser any shares of our common stock not previously delivered, and such Forward Purchaser would be discharged from its obligation to pay the relevant forward sale price per share in respect of any shares of our common stock not previously settled. Therefore, to the extent that there are any shares of our common stock with respect to which any forward sale agreement has not been settled at the time of the commencement of any such bankruptcy or insolvency proceedings, we would not receive the relevant forward sale price per share in respect of those shares of our common stock.
The U.S. federal income tax treatment of the cash that we might receive from cash settlement of any forward sale agreement is unclear and could jeopardize our ability to meet the REIT qualification requirements.
In the event that we elect to settle any forward sale agreement for cash and the settlement price is below the relevant forward sale price, we would be entitled to receive a cash payment from the applicable Forward Purchaser. Under Section 1032 of the Code, generally, no gains and losses are recognized by a corporation in dealing in its own shares, including pursuant to a “securities futures contract,” as defined in the Code by reference to the Exchange Act. It is not entirely clear whether a forward sale agreement qualifies as a “securities futures contract” or whether a cash settlement thereof would otherwise be subject to Section 1032 of the Code, and, as a result, the federal income tax treatment of any cash settlement payment we receive is uncertain. In the event that we recognize a significant gain from the cash settlement of any forward sale agreement, we might not be able to satisfy the gross income requirements applicable to REITs under the Code. In that case, we may be able to rely upon the relief provisions under the Code in order to avoid the loss of our REIT status. Even if the relief provisions apply, we will be subject to a 100% tax on the greater of (i) the excess of 75% of our gross income (excluding gross income from prohibited transactions) over the amount of such income attributable to sources that qualify under the 75% test or (ii) the excess of 95% of our gross income (excluding gross income from prohibited transactions) over the amount of such gross income attributable to sources that qualify under the 95% test, multiplied in either case by a fraction intended to reflect our profitability. In the event that these relief provisions were not available, we could lose our REIT status under the Code. Therefore, we may only elect to cash settle a forward sale agreement if we determine that we can satisfy the gross income requirements for REITs while treating such cash settlement payment as nonqualifying income. In the event we are not able to make such a determination, we may be precluded from electing to cash settle a forward agreement even if the cash settlement may be the optimal business decision.

USE OF PROCEEDS
We will contribute the net proceeds from any sales of shares of our common stock through or to the Sales Agents, after deducting commissions and offering expenses, as well as any net cash proceeds we receive upon the settlement of any forward sale agreement, to our operating partnership in exchange for securities of our operating partnership that have economic interests substantially similar to those of our common stock. Our operating partnership intends to use such net proceeds for general corporate purposes, which may include acquisitions of additional properties as suitable opportunities arise, the repayment of outstanding indebtedness, capital expenditures, the improvement of properties in our portfolio, working capital and other general purposes. Pending application of cash proceeds, we anticipate that we will invest the net proceeds in interest-bearing accounts and short-term, interest-bearing securities which are consistent with our intention to continue to qualify as a REIT for U.S. federal income tax purposes.
We will not initially receive any proceeds from any sale of shares of our common stock borrowed by a Forward Purchaser (or its affiliate) and sold through a Forward Seller. In the event of full physical settlement of a forward sale agreement, which we expect to occur on or prior to the maturity date set forth in such forward sale agreement, we expect to receive aggregate cash proceeds equal to the product of the forward sale price under the forward sale agreement and the number of shares of our common stock underlying the forward sale agreement, subject to the price adjustment and other provisions of the forward sale agreement. If, however, we elect to cash settle any forward sale agreement, we may not receive any proceeds (and may owe cash to the applicable Forward Purchaser in certain circumstances), and if we elect to net share settle any forward sale agreement, we will not receive any proceeds (and may owe shares of our common stock to the applicable Forward Purchaser in certain circumstances).
Certain of the Sales Agents, Forward Sellers, Forward Purchasers and/or their respective affiliates, including BMO Capital Markets Corp., BofA Securities, Inc., KeyBanc Capital Markets Inc., Regions Securities LLC, TD Securities (USA) LLC, Truist Securities, Inc. and Wells Fargo Securities, LLC, participate in or are lenders under our $400 million senior unsecured revolving credit facility, our $500 million unsecured term loan maturing in January 2028, which we refer to as our 2028 term loan, and our $300 million unsecured term loan maturing in January 2025, which we refer to as our 2025 term loan. As of August 2, 2024, we had no borrowings outstanding under our senior unsecured revolving credit facility, $500 million outstanding under our 2028 term loan and $300 million outstanding under our 2025 term loan. To the extent that we use net proceeds from this offering to repay any future borrowings under our senior unsecured revolving credit facility, our 2028 term loan or our 2025 term loan, these Sales Agents, Forward Sellers, Forward Purchasers and/or their respective affiliates will receive their proportionate share of such repayment.

PLAN OF DISTRIBUTION
We entered into a distribution agreement dated as of August 5, 2024 with the Sales Agents, the Forward Sellers and the Forward Purchasers. Pursuant to the terms of the distribution agreement, up to $200,000,000 in shares of our common stock may be offered and sold, from time to time, through the Sales Agents, acting as our sales agents, through the Forward Sellers, acting as agents for the relevant Forward Purchasers, or directly to the Sales Agents, acting as principals.
In the future, we may also enter into an amendment to the distribution agreement with additional sales agents and/or forward sellers and forward purchasers. In the event that we enter into an amendment to the distribution agreement, we will file a supplement to this prospectus supplement to reflect any such new parties to the distribution agreement.
Sales of shares of our common stock, if any, under this prospectus supplement and the accompanying prospectus made through the Sales Agents, acting as our sales agents, through the Forward Sellers, acting as agents for the relevant Forward Purchasers, or directly to the Sales Agents, acting as principals, may be made in privately negotiated transactions, which may include block trades, or transactions that are deemed to be “at the market” offerings as defined in Rule 415 under the Securities Act, including, without limitation, sales made directly on the NYSE, on any other existing market for our common stock or sales made to or through a market maker other than on an exchange or through an electronic communications network, or as may be agreed between us and the applicable Sales Agent or Forward Seller. None of the Sales Agents or the Forward Sellers are required, individually or collectively, to sell any specific number or dollar amount of shares of our common stock, but subject to the terms and conditions of the distribution agreement (and, in each case, upon the acceptance of our instructions by the Sales Agent or the Forward Seller and the related Forward Purchaser, as applicable), each has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell shares of our common stock up to the amount specified.
The distribution agreement contemplates that, in addition to the issuance and sale of shares of our common stock by us through or to the Sales Agents, acting as our sales agents or as principals, as applicable, we may enter into separate forward sale agreements with the Forward Purchasers. If we enter into a forward sale agreement with any Forward Purchaser, then we expect that such Forward Purchaser or one of its affiliates will attempt to borrow from third parties and sell, through its related Forward Seller, the number of shares of our common stock underlying such forward sale agreement to hedge its exposure under such forward sale agreement. We will not initially receive any proceeds from any sale of shares of our common stock borrowed by a Forward Purchaser (or its affiliate) and sold through a Forward Seller.
The relevant Sales Agent or Forward Seller, as applicable, will provide written confirmation to us as soon as reasonably practicable following the close of the trading day on the NYSE on each trading day in which it sells shares of our common stock. With respect to shares of our common stock sold by a Sales Agent, each confirmation will include the number of such shares sold on such day, the gross sales price and the net proceeds to us. With respect to shares of our common stock sold by a Forward Seller, each confirmation will include the number of shares sold on such day, the compensation payable by us to the Forward Seller through a reduced initial forward sale price under the related forward sale agreement with the related Forward Purchaser, and the initial forward sale price payable by such Forward Purchaser. As described below under “—Sales Through Forward Sellers,” we will not initially receive any proceeds from the sale of shares of our common stock borrowed by a Forward Purchaser (or its affiliate) and sold through the relevant Forward Seller.
We will report at least quarterly the number of shares of our common stock sold through the Sales Agents, acting as our sales agents, through the Forward Sellers, acting as agents for the relevant Forward Purchasers, or directly to the Sales Agents, acting as principals, and the net proceeds to us and the compensation payable by us with respect to such sales during the relevant quarter.
In connection with the sale of the shares of our common stock hereunder, a Sales Agent or a Forward Seller may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to any of them may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to each of the Sales Agents, Forward Sellers and Forward Purchasers against certain civil liabilities, including liabilities under the Securities Act.

We estimate that the total expenses payable by us in connection with the offering and sale of shares of our common stock pursuant to the distribution agreement, excluding commissions and discounts, will be approximately $300,000.
The offering of shares of our common stock pursuant to the distribution agreement will terminate upon the earlier of (1) the sale of all of our shares of common stock subject to the distribution agreement (including shares sold by us through or to the Sales Agents and borrowed shares sold through the Forward Sellers), (2) with respect to a particular Sales Agent, Forward Seller or Forward Purchaser, an amendment of the distribution agreement to remove such Sales Agent, Forward Seller or Forward Purchaser, as applicable, and (3) August 5, 2027.
We, the Sales Agents, the Forward Sellers and the Forward Purchasers have determined that our common stock is an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by Rule 101(c)(1) under the Exchange Act. If we, any Sales Agent, Forward Seller or Forward Purchaser have reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to us or our common stock, that party will promptly notify the others and sales of the shares of our common stock under the distribution agreement or any terms agreement will be suspended until Rule 101(c)(1) or other exemptive provisions have been satisfied in the judgment of the Sales Agents, Forward Sellers, Forward Purchasers and us.
Sales Through or To Sales Agents, as our Sales Agents or as Principals
From time to time during the term of the distribution agreement, we and one of the Sales Agents may agree upon the terms of an agency transaction pursuant to which our common stock may be sold through such Sales Agent as our agent for the offer and sale of the shares, or to them for resale. Upon reaching such agreement, such Sales Agent will deliver to us, and we will promptly indicate our acceptance of, a transaction notice specifying the length of the selling period, the amount of shares to be sold, the commission to be paid by us to such Sales Agent and the minimum price below which sales may not be made. We will submit a notice to only one Sales Agent relating to the sale of shares of our common stock on any given day. Upon receipt of our acceptance of a transaction notice, and subject to the terms and conditions of the distribution agreement, if acting as agent, each Sales Agent agrees to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares on such terms. We or any of the Sales Agents may suspend the offering of our shares at any time upon proper notice to the other, upon which the selling period will immediately terminate.
Our Sales Agents, in their capacity as agents, will not engage in any transactions that stabilize our common stock.
Pursuant to the terms of the distribution agreement, each Sales Agent will be entitled to compensation of up to 2.0% of the gross sales price per share for any shares of our common stock sold through it as Sales Agent under the distribution agreement. The remaining sales proceeds, after deducting any expenses payable by us, will equal our net proceeds for the sale of such shares of our common stock.
Under the terms of the distribution agreement, we may also sell our common stock to the Sales Agents as principal for their own accounts at prices agreed upon at the time of sale. If we sell any shares of our common stock to a Sales Agent as principal, we will enter into a separate terms agreement with such Sales Agent and, to the extent required by applicable law, we will describe such agreement in a separate prospectus supplement or pricing supplement.
Each Sales Agent will provide written confirmation to us as soon as reasonably practicable following the close of the trading day on the NYSE on each trading day in which shares of our common stock were sold by it as agent for us under the distribution agreement. Each confirmation will include the number of shares sold on such day, the gross sales price and the net proceeds to us.
Settlement for sales of our common stock are generally anticipated to occur on the standard settlement cycle then in effect, unless we agree otherwise with the relevant Sales Agent, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Sales of shares of our common stock as contemplated by this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the Sales Agents may agree upon.
Sales Through Forward Sellers
In connection with any forward sale agreement, we will request that the relevant Forward Seller offer and sell the borrowed shares of our common stock on behalf of the relevant Forward Purchaser. Such request shall specify, among other specified terms, the maximum number or gross price of shares to be sold and the minimum price per share at which such shares may be sold. Subject to, among other things, the terms and conditions in the distribution agreement and the acceptance of such request (or amendment agreed to among us, the Forward Purchaser and the relevant Forward Seller), such Forward Seller will use its commercially reasonable efforts to sell the borrowed shares of common stock, on the terms and subject to the conditions set forth in the distribution agreement and the relevant forward sale agreement. We, the applicable Forward Purchaser or Forward Seller may at any time immediately suspend the offering of shares of our common stock through such Forward Seller, upon notice to the other parties.
In connection with any forward sale agreement, we will pay the applicable Forward Seller a commission, through a reduced initial forward sale price under the related forward sale agreement, at a mutually agreed rate not exceeding 2.0% of the volume-weighted average of the sales prices per share of the borrowed shares of our common stock sold through such Forward Seller during the applicable forward hedge selling period for such transaction (subject to certain adjustments). We sometimes refer to this commission as the “forward selling commission.”
We expect that settlement of any sales of borrowed shares of our common stock by a Forward Seller will occur on the standard settlement cycle then in effect, unless otherwise agreed to by the relevant parties. The obligations of a Forward Purchaser and a Forward Seller under the distribution agreement and/or the relevant forward sale agreement are subject to a number of conditions, which such party may waive in its sole and absolute discretion.
Pursuant to a forward sale agreement, we will have the right to issue and sell to the Forward Purchaser party thereto a specified number of shares of our common stock on the terms and subject to the conditions set forth therein, or, alternatively, to elect cash settlement or net share settlement for all or any portion of such shares. The initial forward price per share under each forward sale agreement will equal the product of (1) an amount equal to one minus the applicable forward selling commission and (2) the volume-weighted average of the sales prices per share at which the borrowed shares of our common stock were sold by the relevant Forward Seller during the applicable forward hedge selling period (subject to certain adjustments and in accordance with the terms thereof). We will not initially receive any proceeds from any sale of borrowed shares of our common stock through a Forward Seller, and all of such proceeds will be paid to the relevant Forward Purchaser (or one or more of its affiliates).
We currently expect to fully physically settle each forward sale agreement, if any, on one or more dates specified by us on or prior to the maturity date set forth in such forward sale agreement, in which case we expect to receive aggregate net cash proceeds at settlement equal to the number of shares underlying such forward sale agreement multiplied by the relevant forward sale price per share. However, subject to certain exceptions, we may also elect to cash settle or net share settle all or any portion of our obligations under any forward sale agreement. For example, we may conclude it is in our interest to cash settle or net share settle if we have no then-current use for all or a portion of the proceeds we would receive upon physical settlement. If we elect to physically settle any forward sale agreement (or physical settlement is otherwise applicable), at settlement, we will receive an amount of cash from the relevant Forward Purchaser equal to the product of (1) the forward price per share under such forward sale agreement on the relevant settlement date and (2) the number of shares of our common stock as to which we have elected physical settlement (or to which physical settlement otherwise applies), subject to the provisions of such forward sale agreement.
The forward sale price that we expect to receive upon physical settlement of a particular forward sale agreement will be subject to adjustment on a daily basis based on a floating interest rate factor equal to a specified daily rate less a spread, to be agreed upon by us and the Forward Purchaser under the applicable forward sale agreement, and will be subject to decrease on each of certain dates based on amounts related to expected dividends on shares of our common stock during the term of the applicable forward sale agreement. The resulting price after such adjustments and reductions is the forward price on the relevant settlement date. If the specified daily rate is less than, or greater than, the applicable spread on any day, the interest rate factor will result in a daily reduction, or a daily increase, respectively, of the forward sale price.
In the event that we enter into any forward sale agreement, we expect that before any issuance of shares of our common stock upon physical or net share settlement of such forward sale agreement, the shares issuable upon settlement of such forward sale agreement will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of shares of our common stock that would be issued upon full physical settlement of such forward sale agreement over the number of shares of our common stock that could be purchased by us in the market (based on the average market price during the period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the reporting period).
Consequently, prior to physical or net share settlement of a particular forward sale agreement and subject to the occurrence of certain events, we anticipate there will be no dilutive effect on our earnings per share as a result of such forward sale agreement except during periods when the average market price of shares of our common stock is above the per share adjusted forward sale price of such forward sale agreement, subject to increase or decrease on a daily basis based on a floating interest rate factor equal to a specified daily rate less an agreed upon spread, and subject to decrease on each of certain dates by amounts related to expected dividends on shares of our common stock during the term of such forward sale agreement. However, if we physically settle or net share settle any forward sale agreement, the delivery of shares of our common stock would result in an increase in the number of shares outstanding and dilution to our earnings per share and return on equity.
We will generally have the right, in lieu of physical settlement of any forward sale agreement, to elect cash or net share settlement in respect of any or all of the shares of common stock subject to such forward sale agreement, subject to certain exceptions pursuant to such forward sale agreement. If we elect to cash or net share settle all or any part of any forward sale agreement, we would expect the relevant Forward Purchaser or one of its affiliates to purchase shares of our common stock in secondary market transactions over an unwind period so as to:
•
return shares of our common stock to securities lenders to unwind such Forward Purchaser’s hedge (after taking into consideration any shares of our common stock to be delivered by us to such Forward Purchaser, in the case of net share settlement); and

•
in the case of net share settlement, deliver shares of our common stock to us to the extent required upon settlement of such forward sale agreement.

If the market value of our common stock, determined in accordance with the terms of the relevant forward sale agreement, during the relevant valuation period under the particular forward sale agreement is above the relevant forward sale price, in the case of cash settlement, we would pay the applicable Forward Purchaser under that particular forward sale agreement an amount in cash equal to the difference or, in the case of net share settlement, we would deliver to the applicable Forward Purchaser a number of shares of our common stock having a market value equal to the difference. Thus, we could be responsible for a potentially substantial cash payment in the case of cash settlement of a particular forward sale agreement.
In addition, the purchase of shares of our common stock in connection with a Forward Purchaser or its affiliate unwinding its hedge positions could cause the price of shares of our common stock to increase over such time (or prevent a decrease over such time), thereby increasing the amount of cash we would owe to such Forward Purchaser (or decreasing the amount of cash that the Forward Purchaser would owe us) upon cash settlement of the relevant forward sale agreement or increasing the number of shares of our common stock we would deliver to such Forward Purchaser (or decreasing the number of shares of our common stock that such Forward Purchaser would deliver to us) upon net share settlement of the relevant forward sale agreement. See “Risk Factors—Risks Related to Forward Sale Agreements.”
If we enter into a forward sale agreement, the applicable Forward Purchaser will have the right to accelerate that particular forward sale agreement (with respect to all or any portion of the transaction under such forward sale agreement that the applicable Forward Purchaser determines is affected by the particular event) and require us to settle on a date specified by such Forward Purchaser if:
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such Forward Purchaser (or its affiliate), after using commercially reasonable efforts, is unable, or would incur a materially increased cost, to establish, maintain or unwind its hedge position;

•
such Forward Purchaser (or its affiliate) is unable to continue to borrow (or would incur a cost greater than the specified borrow cost) a number of shares of our common stock equal to the number of shares of our common stock underlying the applicable forward sale agreement (and we do not refer a satisfactory lending party to lend the shares required);

•
we declare a dividend or distribution on the shares of our common stock with a cash value in excess of a specified amount per calendar quarter, or with an ex-dividend date prior to the anticipated ex-dividend date for such cash dividend;

•
certain ownership thresholds applicable to such Forward Purchaser (or its affiliate) are exceeded;

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the announcement of an event or transaction that, if consummated, would result in a specified extraordinary event (including certain mergers, tender offers, certain events involving our nationalization or insolvency or a delisting of our common stock); or

•
certain other events of default, termination events or other specified events occur, including, among other things, any material misrepresentation made by us in connection with entering into the applicable forward sale agreement, a market disruption event during a specified period that lasts for more than at least eight scheduled trading days or a change in law (each as more fully described in the relevant forward sale agreement).

A Forward Purchaser’s decision to exercise its right to accelerate the settlement of its forward sale agreement will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the terms of the physical settlement provisions of the applicable forward sale agreement or, if we so elect and such Forward Purchaser so permits our election, the net share settlement provisions of the applicable forward sale agreement, irrespective of our capital needs, which would result in dilution to our earnings per share and return on equity.
In addition, upon certain events of bankruptcy or insolvency relating to us, any forward sale agreement that is in effect will automatically terminate without further liability of the parties thereto. Following any such termination, we would not issue any shares of our common stock pursuant to such forward sale agreement, and we would not receive any proceeds pursuant to such forward sale agreement.
The descriptions of certain provisions of the distribution agreement and the forward sale agreements appearing above and elsewhere in this prospectus supplement are not complete and are subject to, and qualified in their entirety by reference to, the terms and provisions thereof.
Other Relationships
Certain of the Sales Agents, Forward Sellers, Forward Purchasers and/or their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and commercial and investment banking services for us, for which they received or will receive customary fees and expenses. In the ordinary course, each of the Sales Agents, the Forward Sellers, the Forward Purchasers and/or their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of our company. The Sales Agents, Forward Sellers, Forward Purchasers and/or their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Certain of the Sales Agents, Forward Sellers, Forward Purchasers and/or their respective affiliates, including BMO Capital Markets Corp., BofA Securities, Inc., KeyBanc Capital Markets Inc., Regions Securities LLC, TD Securities (USA) LLC, Truist Securities, Inc. and Wells Fargo Securities, LLC, participate in or are lenders under our senior unsecured revolving credit facility, our 2028 term loan, our 2025 term loan, or other financing arrangements with us. As of August 2, 2024, we had no borrowings outstanding under our senior unsecured revolving credit facility, $500 million outstanding under our 2028 term loan and $300 million outstanding under our 2025 term loan. As described under “Use of Proceeds” in this prospectus supplement, we may use a portion of the net proceeds from this offering to repay borrowings under our senior unsecured revolving credit facility, 2028 term loan, our 2025 term loan or other financing arrangements where such affiliates are a party, and, as a result, such affiliates may receive more than 5.0% of the net proceeds of this offering. Nonetheless, in accordance with Rule 5121 of the Financial Industry Regulatory Authority Inc., the appointment of a qualified independent underwriter is not necessary in connection with this offering because REITs are excluded from that requirement.

LEGAL MATTERS
The validity of the shares of common stock, as well as certain legal matters relating to us, will be passed upon for us by Goodwin Procter LLP. Certain legal matters related to the offering will be passed upon for the Sales Agents, the Forward Sellers and Forward Purchasers by Vinson & Elkins L.L.P. Sidley Austin LLP has advised the Forward Purchasers and the Forward Sellers with respect to the forward sale agreements.
EXPERTS
The consolidated financial statements of DiamondRock Hospitality Company as of December 31, 2023 and 2022, and for each of the years in the three-year period ended December 31, 2023, and the financial statement schedule and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023, have been incorporated by reference in the accompanying prospectus and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference in the accompanying prospectus, and upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS
Common Stock
Preferred Stock
Depositary Shares
Warrants
Stock Purchase Contracts
Rights
Units
We may offer, issue and sell from time to time, together or separately, the securities described in this prospectus. This prospectus may also be used to offer shares of our common stock to be issued to limited partners of DiamondRock Hospitality Limited Partnership in exchange for common units of limited partnership interest (“OP Units”) in DiamondRock Hospitality Limited Partnership or to cover the resale of securities by one or more selling security holders.
This prospectus describes some of the general terms that apply to the securities. We will provide the specific terms of any securities we or any selling security holder may offer in supplements to this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest. We may also authorize one or more free writing prospectuses to be provided to you in connection with the offering. The prospectus supplement and any free writing prospectus also may add, update or change information contained or incorporated in this prospectus.
We or any selling security holder may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to purchasers on a continuous or delayed basis. The prospectus supplement for each offering of securities will describe the plan of distribution for that offering. For general information about the distribution of securities offered, see “Plan of Distribution” in this prospectus. The prospectus supplement also will set forth the price to the public of the securities and the net proceeds that we expect to receive from the sale of such securities. We will not receive any of the proceeds from the sale of securities by any selling security holder.
Our common stock and 8.250% Series A Cumulative Redeemable Preferred Stock are listed on the New York Stock Exchange, or NYSE, under the symbol “DRH” and “DRH Pr A,” respectively. On August 2, 2024, the closing price of our common stock and 8.250% Series A Cumulative Redeemable Preferred Stock on the NYSE was $8.09 and $25.22 per share, respectively.
We impose certain restrictions on the ownership and transfer of our stock. You should read the information under the section entitled “Restrictions on Ownership and Transfer” in this prospectus for a description of these restrictions.
Investing in our securities involves risks. See “Risk Factors” on page 3 as well as the risk factors contained in the applicable prospectus supplement and in documents we file with the Securities and Exchange Commission and which are incorporated by reference in this prospectus before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated August 5, 2024

You should rely only on the information provided or incorporated by reference in this prospectus or any applicable prospectus supplement or any applicable free writing prospectus. If anyone provides you with different or additional information, you should not rely on it. We have not authorized anyone to provide you with different or additional information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale of these securities is not permitted. You should not assume that the information appearing in this prospectus, any applicable prospectus supplement, any free writing prospectus or the documents incorporated by reference herein or therein is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.
References in this prospectus to “we,” “our,” “us” and “our company” refer to DiamondRock Hospitality Company, including, as the context requires, DiamondRock Hospitality Limited Partnership, which we refer to as our operating partnership, as well as our other direct and indirect subsidiaries, including our existing taxable REIT subsidiaries.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. By using a shelf registration statement, we or any selling security holder to be named in a prospectus supplement may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus. The exhibits to our registration statement and documents incorporated by reference contain the full text of certain contracts and other important documents that we have summarized in this prospectus or that we may summarize in an accompanying prospectus supplement. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we or any selling security holder to be named in a prospectus supplement may offer, you should review the full text of these documents. This prospectus provides you with a general description of the offered securities. Each time we sell or any selling security holder sells any of the offered securities we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain specific information about the method and terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and a prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and the applicable prospectus supplement, together with any additional information described under the heading “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”
OUR COMPANY
General
We are a lodging-focused Maryland corporation operating as a real estate investment trust, or REIT, for U.S. federal income tax purposes. As of June 30, 2024, we owned a portfolio of 36 premium hotels and resorts that contain 9,760 guest rooms located in 25 different markets in the United States. The markets that we target are those that we believe align with our strategic objectives, which include investing in assets in destination markets with constrained supply trends, those that provide geographic diversity relative to our existing portfolio, and those markets that are considered to have high growth potential.
As an owner, rather than an operator, of lodging properties, we receive all of the operating profits or losses generated by our hotels after the payment of fees due to hotel managers and hotel brands, which are calculated based on the revenues and profitability of each hotel.
Our strategy is to apply aggressive asset management, prudent financial strategy, and disciplined capital allocation to high quality lodging properties in North American urban and resort markets with superior growth prospects and high barriers-to-entry. Our goal is to deliver long-term stockholder returns that exceed those generated by our peers through a combination of dividends and enduring capital appreciation.
Our primary business is to acquire, own, renovate and asset manage premium hotel properties in the United States. Our portfolio is concentrated in major urban markets and destination resort locations. All of our hotels are managed by a third party—either an independent operator or a brand operator, such as Marriott International, Inc.
We critically evaluate each of our hotels to ensure that we own a portfolio of hotels that conforms to our vision, supports our mission and corresponds with our strategy. On a regular basis, we analyze our portfolio to identify opportunities to invest capital in certain projects or market non-core assets for sale in order to increase our portfolio quality. We are committed to a conservative capital structure with prudent leverage. We regularly assess the availability and affordability of capital in order to maximize stockholder value and minimize enterprise risk. In addition, we are committed to following sound corporate governance practices and to being open and transparent in our communications with our stockholders.
Our Structure
We conduct our business through a traditional umbrella partnership REIT, or UPREIT, in which our hotel properties are owned by our operating partnership, or subsidiaries of our operating partnership. We believe we have been organized and have operated in a manner that allows us to qualify for taxation as a REIT under the Internal Revenue Code of 1986, as amended, or the Code, but there can be no assurance that we have qualified or will remain qualified as a REIT. We are the sole general partner of our operating partnership and owned, either directly or indirectly, 99.5% of the limited partnership units of our operating partnership as of June 30, 2024. The remaining 0.5% of the limited partnership units of our operating partnership are held by third parties and executive officers of our company.
Our Principal Office
Our corporate headquarters is located at 2 Bethesda Metro Center, Suite 1400, Bethesda, MD 20814. Our telephone number is (240) 744-1150. Our Internet address is http://www.drhc.com. The information found on or accessible through our website is not incorporated into and does not constitute a part of this prospectus or any other report or document we file with or furnish to the SEC.

RISK FACTORS
Investing in our securities involves risks. Before purchasing the securities offered by this prospectus you should carefully consider the risks, uncertainties and additional information (i) set forth in our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which are incorporated, or deemed to be incorporated, by reference into this prospectus, and in the other documents incorporated by reference in this prospectus that we file with the SEC after the date of this prospectus and which are deemed incorporated by reference in this prospectus and (ii) contained in any applicable prospectus supplement. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference.” The risks and uncertainties in the documents incorporated by reference in this prospectus are those that we currently believe may materially affect our company. Additional risks not presently known or that are currently deemed immaterial could also materially and adversely affect our financial condition, results of operations, business and prospects.
FORWARD-LOOKING STATEMENTS
This prospectus, including the information incorporated by reference into this prospectus, and any accompanying prospectus supplement, contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. In particular, statements pertaining to our capital resources, portfolio performance and results of operations contain forward-looking statements. Likewise, all of our statements regarding anticipated market conditions and demographics are forward-looking statements. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “plan,” “may,” “will,” “would,” “will be,” “will continue,” “will likely result,” “strive,” “endeavor,” “should,” “approximately,” “mission,” or “goal” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans, market statistics or intentions.
Forward-looking statements are based on management’s current expectations and assumptions that are subject to risks and uncertainties that may cause our actual results, performance or achievements to differ materially from the forward-looking statements. You should not rely on forward-looking statements as predictions of future events, because they depend on assumptions, data or methods that may be incorrect or imprecise. The following factors, among others, could cause actual results and future events to differ materially from those expressed or implied by the forward-looking statements:
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negative developments in the economy, including, but not limited to elevated inflation and interest rates, job loss or growth trends, an increase in unemployment or a decrease in corporate earnings and investment;

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increased competition in the lodging industry and from alternative lodging channels or third party internet intermediaries in the markets in which we own properties;

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failure to effectively execute our long-term business strategy and successfully identify and complete acquisitions and dispositions;

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risks and uncertainties affecting hotel management, operations and renovations (including, without limitation, elevated inflation, construction delays, increased construction costs, disruption in hotel operations and the risks associated with our management and franchise agreements);

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risks associated with the availability and terms of financing and the use of debt to fund acquisitions and renovations or refinance existing indebtedness, including the impact of higher interest rates on the cost and/or availability of financing;

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risks associated with our level of indebtedness and our ability to satisfy our obligations under our debt agreements;

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risks associated with the lodging industry overall, including, without limitation, decreases in the frequency of travel and increases in operating costs;

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risks and uncertainties associated with our obligations under our management agreements;

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risks associated with natural disasters and other unforeseen catastrophic events;

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the adverse impact of any future pandemic, epidemic or outbreak of any highly infectious disease on the U.S., regional and global economies, travel, the hospitality industry, and on our financial condition and results of operations and our hotels;

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costs of compliance with government regulations, including, without limitation, the Americans with Disabilities Act;

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potential liability for uninsured losses and environmental contamination;

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risks associated with security breaches through cyber-attacks or otherwise, as well as other significant disruptions of our and our hotel managers’ information technologies and systems, which support our operations and those of our hotel managers;

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risks associated with our potential failure to maintain our qualification as a REIT under the Code;

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possible adverse changes in tax and environmental laws;

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risks associated with our dependence on key personnel whose continued service is not guaranteed; and

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the factors included in our reports filed with the SEC, including those discussed under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. You should carefully consider this risk when you make an investment decision concerning our securities. Except as required by applicable law, we undertake no obligation to update or revise publicly any forward-looking statements or the “Risk Factors,” whether as a result of new information, data or methods, future events or otherwise.

USE OF PROCEEDS
Unless otherwise described in the applicable prospectus supplement to this prospectus used to offer specific securities, we intend to use the net proceeds from the sale of securities under this prospectus for general corporate purposes, which may include acquisitions of additional properties as suitable opportunities arise, the repayment of outstanding indebtedness, capital expenditures, working capital and other general purposes. Pending application of cash proceeds, we anticipate that we expect to invest the net proceeds in interest-bearing accounts and short-term, interest-bearing securities which are consistent with our intention to continue to qualify as a REIT for U.S. federal income tax purposes. Further details regarding the use of the net proceeds of a specific series or class of the securities will be set forth in the applicable prospectus supplement.
We will not receive any of the proceeds of the sale by any selling security holder of the securities covered by this prospectus.

DESCRIPTION OF THE SECURITIES WE MAY OFFER
This prospectus contains summary descriptions of our shares of common stock, shares of preferred stock, depositary shares, warrants, stock purchase contracts, rights and units that we may offer from time to time. As further described in this prospectus, these summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the accompanying prospectus supplement and other offering material. The accompanying prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus.
DESCRIPTION OF CAPITAL STOCK
The following summary of the terms of our capital stock does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and our charter and bylaws, copies of which have been previously filed with the SEC. See “Where You Can Find More Information.”
General
Our charter provides that we may issue up to 400,000,000 shares of common stock, $0.01 par value per share, and 10,000,000 shares of preferred stock, $0.01 par value per share. A majority of our board of directors may, without any action by the stockholders, amend our charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue. Under Maryland law, stockholders generally are not liable for the corporation’s debts or obligations.
Power to Reclassify Shares of Our Stock
Our charter authorizes our board of directors to classify and reclassify any unissued shares of stock into other classes or series of stock, including common stock and preferred stock. Prior to the issuance of shares of each class or series, the board of directors is required by Maryland law and by our charter to set, subject to our charter restrictions on the transfer and ownership of our stock and the terms of any outstanding class or series of our stock, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Thus, the board of directors could authorize the issuance of shares of common stock or preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of our common stock or that stockholders may believe is in their best interests.
Power to Increase Authorized Stock and Issue Additional Shares of Our Common Stock and Preferred Stock
Our charter authorizes our board of directors to increase the number of authorized shares of stock, issue additional authorized but unissued shares of our common stock or preferred stock and to classify or reclassify unissued shares of our common stock or preferred stock and thereafter to cause us to issue such classified or reclassified shares of stock without further action by our stockholders, unless stockholder consent is required by the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. We believe these provisions provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. Although our board of directors does not intend to do so, it could authorize us to issue a class or series that could, depending upon the terms of the particular class or series, delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for holders of our common stock or that stockholders may believe is in their best interests.
Restrictions on Ownership of Our Capital Stock
To assist us in complying with certain U.S. federal requirements applicable to REITs, among other purposes, we have adopted certain restrictions related to the ownership and transfer of our stock. See “Restrictions on Ownership and Transfer.” These ownership limitations could delay, defer or prevent a transaction or a change in control that might involve a premium price for the holders of our common stock or that stockholders may believe is in their best interests.

DESCRIPTION OF COMMON STOCK
The following description of our common stock sets forth certain general terms and provisions of our common stock to which any prospectus supplement may relate, including a prospectus supplement providing that common stock will be issuable upon conversion or exchange of our preferred stock, upon the exercise of warrants or rights or pursuant to stock purchase contracts. The statements below describing our common stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our charter and bylaws and the Maryland General Corporation Law, or MGCL.
General
Subject to the provisions of our charter regarding the restrictions on ownership and transfer of stock and to the power of our board of directors to create common stock with differing voting rights, each share of our common stock will have equal dividend, liquidation and other rights.
Dividend Rights
Our board of directors may authorize, declare and pay dividends on our common stock out of assets legally available therefor, subject to the preferential rights of any other class or series of stock and to the provisions of our charter regarding the restrictions on ownership and transfer of stock.
Voting Rights
Subject to the provisions of our charter regarding the restrictions on ownership and transfer of stock, each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors and, except as provided with respect to any other class or series of stock, the holders of such shares will possess the exclusive voting power. See “Description of Certain Material Provisions of Maryland Law, Our Charter and Our Bylaws—Number, Election and Removal of Directors” for more information.
Distributions on Liquidation
In the event of our liquidation, dissolution or winding up and after payment of or adequate provision for all of our known debts and liabilities, holders of our common stock are entitled to share ratably in the assets of our company legally available for distribution to our stockholders.
Other Rights
Our common stock has no preference, conversion, exchange or redemption rights and is not subject to any sinking fund. Holders of our common stock have no preemptive rights, which means that ownership of our common stock does not confer the right to acquire any additional securities that we may issue at a subsequent date. Additionally, holders of shares of our common stock listed on a national securities exchange or any automated quotation system on which our securities may be listed or traded will not have appraisal rights.
Relationship to Other Classes of Stock
Our charter authorizes our board of directors to reclassify any unissued shares of common stock into other classes or series of stock and to establish the number of shares in each class or series and to set the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption for each such class or series. See “Description of Capital Stock—Power to Reclassify Shares of Our Stock” for more information.
Restrictions on Ownership and Transfer
To assist us in complying with certain U.S. federal income tax requirements applicable to REITs, among other purposes, we have adopted certain restrictions relating to the ownership and transfer of our common stock. See “Restrictions on Ownership and Transfer.”

Stock Exchange Listing
Our shares of common stock are listed on the NYSE under the symbol “DRH.” We intend to apply to the NYSE to list the additional shares of common stock to be sold pursuant to any prospectus supplement, and we anticipate that such shares will be so listed.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Equiniti Trust Company.

DESCRIPTION OF PREFERRED STOCK
The following description sets forth certain general terms and provisions of the preferred stock to which any prospectus supplement may relate. This description and the description contained in any prospectus supplement are not complete and are in all respects subject to and qualified in their entirety by reference to our charter, the applicable articles supplementary that describe the terms of the related class or series of preferred stock and our bylaws, copies of which have been previously filed with the SEC. See “Where You Can Find More Information.”
General
Our board of directors may authorize the issuance of up to 10,000,000 shares of preferred stock from time to time, in one or more classes or series. Our charter authorizes our board of directors to classify any unissued shares of preferred stock and to reclassify any previously classified but unissued shares of preferred stock into other classes or series of stock. Prior to the issuance of shares of each class or series, our board of directors is required by the MGCL and our charter to set, subject to the provisions of our charter regarding the restrictions on ownership and transfer of stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each such class or series. Thus, our board of directors could authorize the issuance of a class or series of preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control of our company that might involve a premium price for holders of our common stock or otherwise be in their best interests. In addition, our board of directors may afford the holders of any class or series of preferred stock, powers and rights, voting or otherwise, senior to the rights of holders of shares of our common stock.
The prospectus supplement relating to the class or series of preferred stock being offered thereby will describe the specific terms of such securities, including:
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the designation and par value of our preferred stock;

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the number of shares of our preferred stock offered, the liquidation preference per share and the offering price of our preferred stock;

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the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to our preferred stock;

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whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on our preferred stock shall accumulate;

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the provisions for a sinking fund, if any, for our preferred stock;

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the provisions for redemption, if applicable, of our preferred stock;

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preemptive rights, if any;

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the terms and conditions, if applicable, upon which our preferred stock will be convertible into our common stock, including the conversion price (or manner of calculation thereof) and conversion period;

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any voting rights of our preferred stock;

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the relative ranking and preferences of our preferred stock as to dividend rights and rights upon our liquidation, dissolution or winding up;

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any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with such class or series of preferred stock as to dividend rights and rights upon our liquidation, dissolution or winding up;

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in addition to those limitations described below, any other limitations on actual and constructive ownership and restrictions on transfer; and

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any other specific terms, preferences, rights, limitations or restrictions of our preferred stock.

Additionally, the prospectus supplement relating to the class or series of preferred stock being offered thereby will describe any listing of such preferred stock on any securities exchange and will provide a discussion of any material U.S. federal income tax considerations applicable to such preferred stock.
Rank
Unless otherwise specified in the prospectus supplement relating to a particular class or series of preferred stock, the preferred stock will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up, rank:
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senior to all classes or series of our common stock, and to all equity securities ranking junior to such preferred stock;

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on parity with all equity securities issued by us the terms of which specifically provide that such equity securities rank on parity with the preferred stock; and

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junior to all equity securities issued by us the terms of which specifically provide that such equity securities rank senior to the preferred stock.

Voting Rights
Holders of our preferred stock generally will not have any voting rights, except as otherwise indicated in the applicable prospectus supplement and articles supplementary.
Conversion Rights
The terms and conditions, if any, upon which shares of any class or series of preferred stock are convertible into our common stock will be set forth in the applicable prospectus supplement and articles supplementary relating thereto. Such terms will include the number of shares of common stock into which the preferred stock is convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of the preferred stock or at our option, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such preferred stock.
Restrictions on Ownership and Transfer
To assist us in complying with certain U.S. federal income tax requirements applicable to REITs, among other purposes, we have adopted certain restrictions relating to the ownership and transfer of our stock. The applicable prospectus supplement will specify any additional ownership limitations relating to such class or series of preferred stock.
Transfer Agent and Registrar
The registrar and transfer agent for a particular series of preferred stock will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES
The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of depositary shares that we may offer under this prospectus. While the terms we have summarized below will generally apply to any depositary shares we may offer under this prospectus, we will describe the particular terms of any depositary shares that we may offer in more detail in the applicable prospectus supplement. The terms of any depositary shares we offer under a prospectus supplement may differ from the terms we describe below.
General
We may, at our option, elect to offer depositary shares rather than full shares of preferred stock. Each depositary share will represent a fractional interest of a share of a particular series of preferred stock, as specified in the applicable prospectus supplement. Shares of preferred stock of each series represented by depositary shares will be deposited under a separate deposit agreement (each, a “deposit agreement”) among us, the depositary named therein and the holders from time to time of the depositary receipts. Subject to the terms of the applicable deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of a particular series of preferred stock represented by the depositary shares evidenced by such depositary receipt, to all the rights and preferences of the preferred stock represented by such depositary shares (including dividend, voting, conversion, redemption and liquidation rights).
The depositary shares will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Immediately following the issuance and delivery of the preferred stock by us to a preferred stock depositary, we will cause such preferred stock depositary to issue, on our behalf, the depositary receipts. Copies of the applicable form of deposit agreement and depositary receipt may be obtained from us upon request, and the statements made hereunder relating to the deposit agreement and the depositary receipts to be issued thereunder are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable deposit agreement and related depositary receipts.
The following summary of material provisions of depositary shares that we may issue may not be complete in all respects and is subject to, and is qualified entirely by reference to, the relevant deposit agreement and depositary receipts with respect to the depositary shares relating to any particular series of preferred stock. The specific terms of any series of depositary shares will be described in the applicable prospectus supplement.
Deposit Agreement
The shares of the preferred stock underlying any depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company acting as depositary with respect to the those shares of preferred stock. The depositary will have its principal office in the United States and meet certain capital requirements. The prospectus supplement relating to a series of depositary shares will specify the name and address of the depositary. Under the deposit agreement, each owner of a depositary share will be entitled, in proportion of its fractional interest in a share of the preferred stock underlying that depositary share, to all the rights and preferences of that preferred stock, including dividend, voting, redemption, conversion, exchange and liquidation rights.
Depositary shares will be evidenced by one or more depositary receipts issued under the deposit agreement.
Dividends and Other Distributions
The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of such depositary receipts owned by such holders, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred stock depositary.

In the event of a distribution other than in cash, the preferred stock depositary will distribute property received by it to the record holders of depositary receipts entitled thereto, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred stock depositary, unless the preferred stock depositary determines that it is not feasible to make such distribution, in which case the preferred stock depositary may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.
No distribution will be made in respect of any depositary share to the extent that it represents any preferred stock which has been converted into or exchanged for other securities before the record date for such distribution.
Withdrawal of Stock
Upon surrender of the depositary receipts at the corporate trust office of the applicable preferred stock depositary (unless the related depositary shares have previously been called for redemption or converted into other securities), the holders thereof will be entitled to delivery at such office, to or upon such holder’s order, of the number of whole or fractional shares of the preferred stock and any money or other property represented by the depositary shares evidenced by such depositary receipts. Holders of depositary receipts will be entitled to receive whole or fractional shares of the related preferred stock on the basis of the proportion of preferred stock represented by each depositary share as specified in the applicable prospectus supplement, but holders of such shares of preferred stock will not thereafter be entitled to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of shares of preferred stock to be withdrawn, the preferred stock depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.
Redemption
Whenever we redeem shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed, provided we shall have paid in full to the preferred stock depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. The redemption price per depositary share will be equal to the corresponding proportion of the redemption price and any other amounts per share payable with respect to the preferred stock. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional depositary shares) or by any other equitable method determined by us that will not result in a violation of the ownership restrictions in our charter applicable to owners of our capital stock. See “Restrictions on Ownership and Transfer.”
From and after the date fixed for redemption, all dividends in respect of the shares of preferred stock so called for redemption will cease to accrue, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary receipts evidencing the depositary shares so called for redemption will cease, except the right to receive any moneys payable upon such redemption and any money or other property to which the holders of such depositary receipts were entitled upon such redemption and surrender thereof to the preferred stock depositary.
Liquidation Preference
In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of each depositary receipt will be entitled to the fraction of the liquidation preference accorded each share of preferred stock represented by the depositary shares evidenced by such depositary receipt, as set forth in the applicable prospectus supplement.
Voting Rights
Upon receipt of notice of any meeting at which the holders of the applicable preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in such notice of meeting to the record holders of the depositary receipts evidencing the depositary shares which represent such preferred stock. Each record holder of depositary receipts evidencing depositary shares on the record date (which will be the same date as the record date for the preferred stock) will be entitled to instruct the preferred stock depositary as to the exercise of the voting rights pertaining to the amount of preferred stock represented by such holder’s depositary shares. The preferred stock depositary will vote the amount of preferred stock represented by such depositary shares in accordance with such instructions, and we will agree to take all reasonable action which may be deemed necessary by the preferred stock depositary in order to enable the preferred stock depositary to do so. The preferred stock depositary will abstain from voting the amount of preferred stock represented by such depositary shares to the extent it does not receive specific instructions from the holders of depositary receipts evidencing such depositary shares. The preferred stock depositary will not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith and does not result from negligence or willful misconduct of the preferred stock depositary.
Conversion Rights
The depositary shares, as such, are not convertible into our common stock or any of our other securities or property. Nevertheless, if so specified in the applicable prospectus supplement relating to an offering of depositary shares, the depositary receipts may be surrendered by holders thereof to the preferred stock depositary with written instructions to the preferred stock depositary to instruct us to cause conversion of the preferred stock represented by the depositary shares evidenced by such depositary receipts into whole shares of common stock, other shares of our preferred stock or other shares of stock, and we have agreed that upon receipt of such instructions and any amounts payable in respect thereof, we will cause the conversion thereof utilizing the same procedures as those provided for delivery of preferred stock to effect such conversion. If the depositary shares evidenced by a depositary receipt are to be converted in part only, a new depositary receipt or receipts will be issued for any depositary shares not to be converted. No fractional shares of common stock will be issued upon conversion, and if such conversion would result in a fractional share being issued, an amount will be paid in cash by us equal to the value of the fractional interest based upon the closing price of the common stock on the last business day prior to the conversion.
Amendment and Termination of Deposit Agreement
The form of depositary receipt evidencing the depositary shares which represent the preferred stock and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred stock depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts or that would be materially and adversely inconsistent with the rights granted to the holders of the related preferred stock will not be effective unless such amendment has been approved by the existing holders of a majority of the applicable depositary shares evidenced by the applicable depositary receipts then outstanding. No amendment shall impair the right, subject to certain exceptions in the deposit agreement, of any holder of depositary receipts to surrender any depositary receipt with instructions to deliver to the holder the related preferred stock and all money and other property, if any, represented thereby, except in order to comply with law. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such depositary receipt, to consent and agree to such amendment and to be bound by the deposit agreement as amended thereby.
The deposit agreement may be terminated by us upon not less than 30 days’ prior written notice to the preferred stock depositary if (i) such termination is necessary to preserve our status as a REIT or (ii) a majority of the holders of each series of preferred stock affected by such termination consent to such termination, whereupon the preferred stock depositary will deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional shares of preferred stock as are represented by the depositary shares evidenced by such depositary receipts together with any other property held by the preferred stock depositary with respect to such depositary receipts. In addition, the deposit agreement will automatically terminate if (i) all outstanding depositary shares thereunder shall have been redeemed, (ii) there shall have been a final distribution in respect of the related preferred stock in connection with our liquidation, dissolution or winding up and such distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing such preferred stock or (iii) each share of the related preferred stock shall have been converted into our securities not so represented by depositary shares.
Charges of Preferred Stock Depositary
We will pay the fees and expenses of the preferred stock depositary in connection with the performance of its duties under the deposit agreement. Holders of depositary receipts will be required to pay any other transfer and other taxes and governmental charges and any other charges expressly provided for in the deposit agreement.
Resignation and Removal of Depositary
The preferred stock depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the preferred stock depositary, any such resignation or removal to take effect upon the appointment of a successor preferred stock depositary. A successor preferred stock depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and meet certain capital requirements.
Restrictions on Ownership
In order to safeguard us against an inadvertent loss of REIT status, the deposit agreement will contain provisions restricting the ownership and transfer of depositary shares. These restrictions will be described in the applicable prospectus supplement.
Miscellaneous
The preferred stock depositary will forward to holders of depositary receipts any reports and communications that we send to the preferred stock depositary with respect to the related preferred stock.
Neither the preferred stock depositary nor our company will be liable if it is prevented from or delayed in, by law or any circumstances beyond its control, performing its obligations under the deposit agreement. The obligations of our company and the preferred stock depositary under the deposit agreement will be limited to performing their duties thereunder in good faith, and our company and the preferred stock depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or shares of preferred stock represented thereby unless satisfactory indemnity is furnished. We and the preferred stock depositary may rely on written advice of counsel or accountants, or information provided by persons presenting shares of preferred stock represented thereby for deposit, holders of depositary receipts or other persons believed in good faith to be competent to give such information, and on documents believed in good faith to be genuine and signed by a proper party.
In the event the preferred stock depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the preferred stock depositary shall be entitled to act on such claims, requests or instructions received from us.

DESCRIPTION OF WARRANTS
The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of warrants that we may offer under this prospectus. While the terms we have summarized below will generally apply to any warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement. The terms of any warrants we offer under a prospectus supplement may differ from the terms we describe below.
We may issue warrants for the purchase of our common stock, preferred stock or depositary shares representing preferred stock. We may issue warrants separately or together with any other securities offered by means of this prospectus, and the warrants may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement (each, a “warrant agreement”) to be entered into between us and a warrant agent specified therein. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.
The applicable prospectus supplement will describe the following information, where applicable, regarding the warrants in respect of which this prospectus is being delivered:
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the title and issuer of such warrants;

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the aggregate number of such warrants;

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the price or prices at which such warrants will be issued;

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the currencies in which the price or prices of such warrants may be payable;

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the designation, amount and terms of the securities purchasable upon exercise of such warrants;

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the designation and terms of the other securities with which such warrants are issued and the number of such warrants issued with each such security;

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if applicable, the date on and after which such warrants and the securities purchasable upon exercise of such warrants will be separately transferable;

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the price or prices at which and currency or currencies in which the securities purchasable upon exercise of such warrants may be purchased;

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the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

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the minimum or maximum amount of such warrants which may be exercised at any one time;

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information with respect to book-entry procedures, if any;

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any anti-dilution protections;

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a discussion of material U.S. federal income tax considerations applicable to the warrants; and

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any other material terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS
The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of stock purchase contracts that we may offer under this prospectus. While the terms we have summarized below will generally apply to any stock purchase contracts we may offer under this prospectus, we will describe the particular terms of any stock purchase contracts that we may offer in more detail in the applicable prospectus supplement, including a discussion of the material U.S. federal income tax considerations applicable to the stock purchase contracts. The terms of any stock purchase contracts we offer under a prospectus supplement may differ from the terms we describe below.
Unless otherwise specified in the applicable prospectus supplement, we may issue stock purchase contracts, including contracts obligating holders to purchase from us and us to sell to the holders, a specified number of shares of common stock, preferred stock, or depositary shares at a future date or dates. Alternatively, the stock purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specified or varying number of shares of common stock, preferred stock or depositary shares. The consideration per share of common stock or preferred stock or per depositary share may be fixed at the time the stock purchase contracts are issued or may be determined by a specific reference to a formula set forth in the stock purchase contracts. The stock purchase contracts may provide for settlement by delivery by us or on our behalf of shares of the underlying security, or they may provide for settlement by reference or linkage to the value, performance or trading price of the underlying security. The stock purchase contracts may require us to make periodic payments to the holders of the underlying security or vice versa, and such payments may be unsecured or prefunded on some basis and may be paid on a current or on a deferred basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner and may provide for the prepayment of all or part of the consideration payable by holders in connection with the purchase of the underlying security or other property pursuant to the stock purchase contracts.
The securities related to the stock purchase contracts may be pledged to a collateral agent for our benefit pursuant to a pledge agreement to secure the obligations of holders of stock purchase contracts to purchase the underlying security or property under the related stock purchase contracts. The rights of holders of stock purchase contracts to the related pledged securities will be subject to our security interest therein created by the pledge agreement. No holder of stock purchase contracts will be permitted to withdraw the pledged securities related to such stock purchase contracts from the pledge arrangement.

DESCRIPTION OF RIGHTS
The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of rights that we may offer under this prospectus. While the terms we have summarized below will generally apply to any rights we may offer under this prospectus, we will describe the particular terms of any rights that we may offer in more detail in the applicable prospectus supplement. The terms of any rights we offer under a prospectus supplement may differ from the terms we describe below.
We may issue rights for the purchase of shares of our common stock, shares of our preferred stock or other securities. Each series of rights will be issued under a separate rights agreement which we will enter into with a bank or trust company, as rights agent, all as set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights. We will file the rights agreement and the rights certificates relating to each series of rights with the SEC, and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of rights.
The applicable prospectus supplement will describe the terms of any rights we issue, including as applicable:
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the date for determining the persons entitled to participate in the rights distribution;

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the aggregate number or amount of underlying securities purchasable upon exercise of the rights and the exercise price;

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the aggregate number of rights being issued;

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the date, if any, on and after which the rights may be transferable separately;

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the date on which the right to exercise the rights commences and the date on which the right expires;

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the number of rights outstanding, if any;

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a discussion of material U.S. federal income tax considerations applicable to the rights; and

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any other terms of the rights, including the terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

DESCRIPTION OF UNITS
The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of units that we may offer under this prospectus. While the terms we have summarized below will generally apply to any units we may offer under this prospectus, we will describe the particular terms of any units that we may offer in more detail in the applicable prospectus supplement. The terms of any units we offer under a prospectus supplement may differ from the terms we describe below.
We may issue units comprised of shares of our common stock, shares of our preferred stock, depositary shares, stock purchase contracts, warrants and other securities in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.
The applicable prospectus supplement will describe the terms of any units we issue, including as applicable:
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the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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any provisions of the governing unit agreement;

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the price or prices at which such units will be issued;

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a discussion of material U.S. federal income tax considerations applicable to the units;

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any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

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any other terms of the units and of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Common Stock,” “Description of Preferred Stock,” “Description of Depositary Shares,” “Description of Warrants” and “Description of Stock Purchase Contracts” will apply to the securities included in each unit, to the extent relevant.

RESTRICTIONS ON OWNERSHIP AND TRANSFER
The following summary with respect to restrictions on ownership and transfer of our capital stock sets forth certain general terms and provisions of our charter to which any prospectus supplement may relate. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to our charter, including any articles supplementary relating to any issuance of preferred stock pursuant to this prospectus. A copy of our charter is filed with the SEC. Any amendment or supplement to our charter relating to an issuance of securities pursuant to this prospectus shall be filed with the SEC and shall be incorporated by reference as an exhibit to the applicable prospectus supplement. See “Where You Can Find More Information.”
In order for us to qualify for and maintain our status as a REIT under the Code, our shares of stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities such as private foundations) during the last half of a taxable year.
In order for us to qualify as a REIT under the Code, among other purposes, our charter, subject to certain exceptions, contains restrictions on the number of shares of our capital stock that a person may beneficially own. Our charter provides that, subject to some exceptions, no person may beneficially own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% (in value or in number of shares, whichever is more restrictive) of the aggregate outstanding shares of our common stock or 8.250% Series A Cumulative Redeemable Preferred Stock or more than 9.8% of the value of the aggregate outstanding shares of our capital stock (the “Ownership Limit”), except that certain “look through entities,” such as mutual funds, may beneficially own up to 15% (in value or in number of shares, whichever is more restrictive) of the aggregate outstanding shares of our common stock, up to 15% (in value or in number of shares, whichever is more restrictive) of our 8.250% Series A Cumulative Redeemable Preferred Stock, or up to 15% of the value of the aggregate outstanding shares of our capital stock (the “Look-Through Ownership Limit”). Our board of directors has waived this ownership limitation for certain investors in the past. Our bylaws provide that our board of directors will exempt any person from the Ownership Limit and the Look-Through Ownership Limit, provided that:
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such person shall not beneficially own shares of capital stock that would cause an “individual” (within the meaning of Section 542(a)(2) of the Code, but not including a “qualified trust” (as defined in Code Section 856(h)(3)(E)) subject to the look-through rule of Code Section 856(h)(3)(A)(i)) to beneficially own (i) shares of capital stock in excess of 9.8% in value of the aggregate of the outstanding shares of our stock or (ii) in excess of 9.8% (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of our common stock or 8.250% Series A Cumulative Redeemable Preferred Stock;

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the board of directors obtains such representations, undertakings and agreements from such person as are reasonably necessary to ascertain that such person’s ownership of such shares of capital stock will not now or in the future jeopardize our ability to qualify as a REIT under the Code; and

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such person agrees that any violation or attempted violation of any such representations or undertakings (or any action which is contrary to the foregoing restrictions) will result in the automatic transfer of the shares of stock causing such violation to the Trust (as defined below).

Any amendment, alteration or repeal of this provision of our bylaws shall be valid only if approved by the affirmative vote of a majority of votes cast by stockholders entitled to vote generally in the election of directors. The board of directors may require a ruling from the Internal Revenue Service, or the IRS, or an opinion of counsel, in either case in form and substance satisfactory to the board of directors in its sole discretion, in order to determine or ensure our status as a REIT.
Our charter also prohibits any person from (a) owning shares of our capital stock if such ownership would result in our being “closely held” within the meaning of Section 856(h) of the Code, (b) transferring shares of our capital stock if such transfer would result in our capital stock being owned by fewer than 100 persons, (c) owning shares of our capital stock if such ownership would cause any of our income that would otherwise qualify as rents from real property to fail to qualify as such, including as a result of any of our hotel management companies failing to qualify as “eligible independent contractors” under the REIT rules and (d) owning shares of our capital stock if such ownership would result in our failing to qualify as a REIT for U.S. federal income tax purposes. Any person who acquires or attempts or intends to acquire beneficial ownership of shares of our capital stock that will or may violate any of these restrictions on transferability and ownership will be required to give notice immediately to us (or, in the case of a proposed or attempted transaction, at least 15 days prior notice) and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT.
Prior to granting a waiver or exemption from the Ownership Limit or the Look-Through Ownership Limit, the foregoing restrictions on transferability and ownership will not apply if our board of directors determines that it is no longer in the best interests of the company to attempt to qualify, or continue to qualify, as a REIT.
If any transfer of shares of our capital stock or other event occurs which, if effective, would result in any person beneficially or constructively owning shares of our capital stock in excess or in violation of the above transfer and ownership limitations (a “Prohibited Owner”), then that number of shares of our capital stock the beneficial or constructive ownership of which otherwise would cause such person to violate such limitations (rounded to the nearest whole share) shall be automatically transferred to a trust (the “Trust”) for the exclusive benefit of one or more charitable beneficiaries (the “Charitable Beneficiary”), and the Prohibited Owner shall not acquire any rights in such shares. Such automatic transfer shall be deemed to be effective as of the close of business on the Business Day (as defined in our charter) prior to the date of such violative transfer. Shares of stock held in the Trust shall be issued and outstanding shares of our capital stock. The Prohibited Owner shall not benefit economically from ownership of any shares of stock held in the Trust, shall have no rights to dividends or other distributions and shall not possess any rights to vote or other rights attributable to the shares of stock held in the Trust. The trustee of the Trust (the “Trustee”) shall have all voting rights and rights to dividends or other distributions with respect to shares of stock held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid prior to the discovery by us that shares of stock have been transferred to the Trustee shall be paid by the recipient of such dividend or distribution to the Trustee upon demand, and any dividend or other distribution authorized but unpaid shall be paid when due to the Trustee. Any dividend or distribution so paid to the Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner shall have no voting rights with respect to shares of stock held in the Trust and, subject to Maryland law, effective as of the date that such shares of stock have been transferred to the Trust, the Trustee shall have the authority (at the Trustee’s sole discretion) (i) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by us that such shares have been transferred to the Trust and (ii) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary. However, if we have already taken irreversible corporate action, then the Trustee shall not have the authority to rescind and recast such vote.
Within 20 days of receiving notice from us that shares of our capital stock have been transferred to the Trust, the Trustee shall sell the shares of stock held in the Trust to a person, designated by the Trustee, whose ownership of the shares will not violate the ownership limitations set forth in our charter. Upon such sale, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as follows. The Prohibited Owner shall receive the lesser of (i) the price paid by the Prohibited Owner for the shares or, if the Prohibited Owner did not give value for the shares in connection with the event causing the shares to be held in the Trust (e.g., a gift, devise or other such transaction), the Market Price (as defined in the charter) of such shares on the day of the event causing the shares to be held in the Trust and (ii) the price per share received by the Trustee from the sale or other disposition of the shares held in the Trust. Any net sale proceeds in excess of the amount payable to the Prohibited Owner shall be paid immediately to the Charitable Beneficiary. If, prior to the discovery by us that shares of stock have been transferred to the Trustee, such shares are sold by a Prohibited Owner, then (i) such shares shall be deemed to have been sold on behalf of the Trust and (ii) to the extent that the Prohibited Owner received an amount for such shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to the aforementioned requirement, such excess shall be paid to the Trustee upon demand.
In addition, shares of our capital stock held in the Trust shall be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price on the date we, or our designee, accept such offer. We shall have the right to accept such offer until the Trustee has sold the shares of stock held in the Trust. Upon such a sale to us, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner.
In addition, until the completion of our initial public offering, at which time our common stock became “publicly-offered securities” for purposes of certain regulations promulgated under ERISA by the U.S. Department of Labor, or the Plan Assets Regulation, our charter limited equity participation by “benefit plan investors” to less than 25% in the aggregate so that such participation in any class of our equity securities by such “benefit plan investors” would not be deemed “significant.” For such purposes, the terms “benefit plan investors” and “significant” are determined by reference to the Plan Assets Regulation. We believe that, under the Plan Assets Regulation, our common stock should be considered “publicly-offered securities” after our initial public offering and therefore this 25% limitation is no longer applicable to our common stock. However, “benefit plan investors” are prohibited from owning any class of our capital stock that does not qualify as “publicly-offered securities.”
All certificates representing shares of common stock and preferred stock, if any, will bear a legend referring to the restrictions described above.
Each stockholder shall provide to us such information as we may request, in good faith, in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.
These ownership limits could delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for the common stock or otherwise be in the best interests of our stockholders.

DESCRIPTION OF CERTAIN MATERIAL PROVISIONS
OF MARYLAND LAW, OUR CHARTER AND OUR BYLAWS
The following is a summary of certain provisions of our charter and bylaws and Maryland law, does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and our charter and bylaws, copies of which have been previously filed with the SEC. See “Where You Can Find More Information.”
Number, Election and Removal of Directors
Our bylaws provide that the number of directors may be set only by our board of directors, but may never be less than the minimum number required by the MGCL nor more than 15. Our bylaws provide that, in a contested election, a plurality of all the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to elect a director. In an uncontested election, a majority of all votes cast at a meeting of stockholders duly called and at which a quorum is present is required to elect a director. If an incumbent director fails to be re-elected by a majority of all votes cast in an uncontested election, that director is required under our bylaws to tender his or her resignation to our board of directors for consideration. Additionally, pursuant to our Guidelines on Significant Governance Issues, the board of directors is required to accept the resignation of an incumbent director who is not elected pursuant to the majority voting standard in an uncontested election at each of two consecutive annual meetings of stockholders.
We have elected to be subject to the provision of Subtitle 8 of Title 3 of the MGCL regarding the filling of vacancies on the board of directors. Accordingly, except as may be provided by the board of directors in setting the terms of any class or series of stock, any and all vacancies on the board of directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy shall serve for the remainder of the full term of the directorship in which such vacancy occurred and until a successor is elected and qualifies.
Our charter provides that a director may be removed with or without cause by the affirmative vote of holders of at least two-thirds of the votes entitled to be cast generally in the election of directors.
Charter Amendments and Extraordinary Corporate Actions
Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. Our charter provides that, as permitted by the MGCL, if an amendment or action is declared advisable by the board of directors, such amendment or action may be approved by the affirmative vote of stockholders entitled to cast at least a majority of the votes entitled to be cast on the matter.
Amendment of Bylaws
Our bylaws provide that, with the exception of provisions in our bylaws relating to the business combination and control share provisions of the MGCL and the waiver of the ownership limitations set forth in our charter, which provisions may not be amended without the approval of the stockholders entitled to cast a majority of the votes entitled to be cast on the matter, our bylaws may be altered, amended or repealed or new bylaws may be adopted by either our board of directors or the affirmative vote of a majority of all votes entitled to be cast by the stockholders of the issued and outstanding shares of our common stock.
Business Combinations
Under the MGCL, certain “business combinations” (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a

Maryland corporation and any person who beneficially owns ten percent or more of the voting power of the corporation’s outstanding voting stock or an affiliate or associate of the corporation who, at any time within the two-year period immediately prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then-outstanding stock of the corporation (an “Interested Stockholder”) or an affiliate of such an Interested Stockholder are prohibited for five years after the most recent date on which such Interested Stockholder becomes an Interested Stockholder. A person is not an Interested Stockholder under the statute if the board of directors approved in advance the transaction by which he otherwise would have become an Interested Stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance with any terms and conditions determined by the board.
Any such business combination entered into after the five-year prohibition must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (b) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the Interested Stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the Interested Stockholder, unless, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for its shares.
These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the Interested Stockholder becomes an Interested Stockholder. Our board of directors has adopted a resolution opting out of the business combination provisions of the MGCL. This resolution provides that any alteration or repeal of the resolution by the board of directors shall be valid only if approved, at a meeting duly called, by the affirmative vote of a majority of votes cast by stockholders entitled to vote generally for directors and the affirmative vote of a majority of continuing directors. Our bylaws provide that any such alteration or repeal of the resolution will be valid only if approved, at a meeting duly called, by the affirmative vote of a majority of votes cast by stockholders entitled to vote generally for directors and the affirmative vote of a majority of continuing directors. If this resolution is repealed, the statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.
Control Share Acquisitions
The MGCL provides that holders of “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquiror, by officers or by directors who are employees of the corporation. “Control Shares” are voting shares of stock which, if aggregated with all other such shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-tenth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.
A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.
If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.
The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation.
Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our capital stock. Our bylaws provide that any amendment, alteration or repeal of this provision shall be valid only if approved, at a meeting duly called, by the affirmative vote of a majority of votes cast by stockholders entitled to vote generally for directors and the affirmative vote of a majority of continuing directors. There can be no assurance that such provision will not be amended or eliminated at any time in the future.
Subtitle 8
Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:
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a classified board of directors,

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a two-thirds vote requirement for removing a director,

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a requirement that the number of directors be fixed only by vote of the directors,

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a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred, and

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a majority requirement for the calling of a special meeting of stockholders.

Through provisions in our charter and bylaws unrelated to Subtitle 8, we already (a) require a two-thirds vote for the removal of any director from the board and (b) vest in the board the exclusive power to fix the number of directorships. Additionally, our charter provides, under Section 3-804(c) of the MGCL, that, except as may be provided by the board of directors in setting the terms of any class or series of stock, any and all vacancies on the board of directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy shall serve for the remainder of the full term of the directorship in which such vacancy occurred. Our charter prohibits us from electing to be subject to the provision of Subtitle 8 regarding a classified board of directors. This prohibition may not be repealed without the affirmative vote of a majority of the votes cast on the matter by stockholders entitled to vote generally in the election of directors.
Advance Notice of Director Nominations and New Business
Our bylaws provide that, with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of other business to be considered by stockholders may be made only (i) pursuant to our notice of the meeting, (ii) by or at the direction of the board of directors or (iii) by a stockholder who is a stockholder of record at the record date set by the board of directors for the purpose of determining stockholders entitled to vote at the annual meeting, at the time such stockholder gives notice required by our bylaws and at the time of the annual meeting (and any postponement or adjournment thereof) and has complied with the advance notice procedures and other applicable requirements set forth in our bylaws. Our bylaws also provide that only the business specified in our notice of meeting may be brought before a special meeting of stockholders. Nominations of individuals for election to the board of directors at a special meeting of stockholders may be made only (i) by or at the direction of the board of directors or (ii) provided that the board of directors has determined that directors shall be elected at such special meeting, by a stockholder who is a stockholder of record at the record date set by the board of directors for the purpose of determining stockholders entitled to vote at the special meeting, at the time such stockholder gives notice required by our bylaws and at the time of the special meeting (and any postponement or adjournment thereof) and has complied with the advance notice provisions and other applicable requirements set forth in our bylaws. These advance notice procedures may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed and may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempt to obtain control of our company.
Proxy Access Rights
Our bylaws permit a stockholder or group of no more than 20 stockholders meeting specified eligibility requirements to include director nominees in our proxy materials for annual meetings of our stockholders. In order to be eligible to utilize these proxy access provisions, a stockholder, or group of stockholders, must, among other requirements, have owned shares of common stock equal to at least 3% of the aggregate of the issued and outstanding shares of our common stock continuously for at least the prior three years. Additionally, all director nominees submitted through these provisions must be independent and meet specified additional criteria. The maximum number of director nominees that may be submitted pursuant to these provisions may not exceed the greater of two or 20% of the number of directors then in office. In general, we must receive written notice of a nomination pursuant to these provisions no earlier than 150 days and no later than 120 days prior to the first anniversary of the date that we first mailed our proxy statement for the previous year’s annual meeting of stockholders, in order for the notice to be timely. The notice must contain certain information specified in our bylaws.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following summary outlines certain U.S. federal income tax considerations relating to our qualification and taxation as a REIT and the acquisition, ownership and disposition of our shares of capital stock, including the U.S. federal income tax consequences under current law that are likely to be material to a purchaser of our capital stock who is a “U.S. stockholder” (as hereinafter defined) and who will hold its shares as a capital asset. This summary does not contain a complete discussion of the U.S. federal tax aspects of the investment that may be important to you. Moreover, except to the limited extent discussed below, it does not address any non-U.S., state or local tax consequences of our election to be subject to taxation as a REIT or of an investment in our capital stock. The provisions of the Code concerning the U.S. federal income tax treatment of a REIT and its stockholders are highly technical and complex; the following discussion sets forth only certain aspects of those provisions. This summary is intended to provide you with general information only and is not intended as a substitute for careful tax planning.
This summary is based on provisions of the Code, applicable final and temporary income tax regulations promulgated under the Code (“Treasury Regulations”), judicial decisions, and administrative rulings and practices of the IRS (including its practices and policies as endorsed in private letter rulings, which are not binding on the IRS except in the case of the taxpayer to whom a private letter ruling is addressed), all in effect as of the date of this prospectus, and should not be construed as legal or tax advice. No assurance can be given that future legislative or administrative changes or judicial decisions will not affect the accuracy of the descriptions or conclusions contained in this summary. In addition, any such changes may be retroactive and apply to transactions entered into prior to the date of their enactment, promulgation or release. We do not expect to seek a ruling from the IRS regarding any of the U.S. federal income tax issues discussed in this prospectus, and no assurance can be given that the IRS will not challenge any of the positions we take and that such a challenge will not succeed. Prospective purchasers of our securities are urged to consult their tax advisors prior to any investment in our securities concerning the potential U.S. federal, state, local, and non-U.S. tax consequences of the investment with specific reference to their own tax situations. Prospective purchasers also are urged to refer to the applicable prospectus supplement for any amendments or changes to this summary.
Except as otherwise noted, references in this discussion of “Material U.S. Federal Income Tax Considerations” to “we,” “our,” “us” and “our company” refer to DiamondRock Hospitality Company and not our taxable REIT subsidiaries, or TRSs. Additionally, for purposes of this discussion, the term “partnership” includes any entity treated as a partnership for U.S. federal income tax purposes unless otherwise specified.
Taxation of Our Company
We elected to be taxed as a REIT starting with the calendar year ended December 31, 2005. Beginning January 1, 2005, we believe we have qualified as a REIT, and except as otherwise noted, the following discussion assumes that we have qualified as a REIT since January 1, 2005.
In connection with this filing, we will receive an opinion of Goodwin Procter LLP to the effect that, commencing with our taxable year ended December 31, 2005, we have been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code and our current and proposed ownership and operations will allow us to satisfy the requirements for qualification and taxation as a REIT under the Code for subsequent taxable years. The opinion of Goodwin Procter LLP will be based on various assumptions and on our representations, statements and covenants made by us to Goodwin Procter LLP concerning our current and continuing organization, our prior, current and proposed ownership and operations, our stockholders’ current and future relationships with our hotel management companies, and other matters relating to our ability to qualify as a REIT. The opinion will be expressly conditioned upon the accuracy of such assumptions, representations, statements and covenants, which Goodwin Procter LLP has not verified and will not verify, and their opinion assumes that such representations, statements and covenants are true, correct and complete. Moreover, our qualification and taxation as a REIT will depend upon our ability to meet, through actual annual operating results, distribution levels, diversity of stock ownership and the absence of prohibited relationships with our hotel management companies, the various and complex REIT qualification tests imposed under the Code, the results of which will not be reviewed or verified by Goodwin Procter LLP. See “—Qualification as a REIT” below.

Accordingly, no assurance can be given that we have satisfied or will in fact satisfy the requirements for qualification and taxation as a REIT. The opinion of Goodwin Procter LLP will be based upon the law in effect as of the date of the opinion (or, with respect to past years, the law in effect for such years), which is subject to change either prospectively or retroactively. Opinions of counsel impose no obligation on counsel to advise us or the holders of our stock of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. Changes in applicable law could modify the conclusions expressed in the opinion. Moreover, unlike a ruling from the IRS, an opinion of Goodwin Procter LLP is not binding on the IRS, and no assurance can be given that the IRS could not successfully challenge our qualification as a REIT.
As long as we qualify as a REIT, we generally will be allowed to deduct dividends paid to our stockholders, and, as a result, we generally will not be subject to U.S. federal income tax on that portion of our ordinary income or net capital gain that we currently distribute to our stockholders. We expect to make distributions to our stockholders on a regular basis as necessary to avoid material U.S. federal income tax and to comply with the REIT requirements. See “—Qualification as a REIT—Annual Distribution Requirements” below.
Notwithstanding the foregoing, even if we qualify for taxation as a REIT, we nonetheless may be subject to U.S. federal income tax in certain circumstances, including the following:
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We will be required to pay U.S. federal income tax on our undistributed REIT taxable income, including net capital gain;

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We may be subject to tax at the highest U.S. federal corporate income tax rate on certain income from “foreclosure property” (generally, property acquired by reason of default on a lease or indebtedness held by us);

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We will be subject to a 100% U.S. federal income tax on net income from “prohibited transactions” (generally, certain sales or other dispositions of property, sometimes referred to as “dealer property,” held primarily for sale to customers in the ordinary course of business, other than foreclosure property) unless the gain is realized in a TRS or such property has been held by us for at least two years and certain other requirements are satisfied;

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If we fail to satisfy either the 75% gross income test or the 95% gross income test (discussed below), but nonetheless maintain our qualification as a REIT pursuant to certain relief provisions, we will be subject to a 100% U.S. federal income tax on the greater of (i) the amount by which we fail the 75% gross income test or (ii) the amount by which we fail the 95% gross income test, in either case, multiplied by a fraction intended to reflect our profitability;

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If we fail to satisfy any of the asset tests, other than a failure of the 5% or the 10% asset tests that qualifies under a De Minimis Exception, and the failure qualifies under the General Exception, both as described below under “—Qualification as a REIT—Asset Tests,” then we will have to pay an excise tax equal to the greater of (i) $50,000, or (ii) an amount determined by multiplying the net income generated during a specified period by the assets that caused the failure by the highest U.S. federal corporate income tax rate;

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If we fail to satisfy any REIT requirements other than the gross income test or asset test requirements, described below under “—Qualification as a REIT—Income Tests” and “—Qualification as a REIT—Asset Tests,” respectively, and we qualify for a reasonable cause exception, then we will have to pay a penalty equal to $50,000 for each such failure;

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We will be subject to a 4% excise tax on certain undistributed amounts if certain distribution requirements are not satisfied;

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We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s shareholders, as described below in “—Recordkeeping Requirements;”

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If we fail to qualify for taxation as a REIT because we have accumulated non-REIT earnings and profits at the end of the relevant year (i.e., any earnings and profits that we inherit from a C-corporation during the year, such as through tax-free merger or tax-free liquidation with a C-corporation, and that are not distributed or otherwise offset during the taxable year), and the presence of non-REIT earnings and profits at year-end is not due to fraud with intent to evade tax, we generally may retain our REIT status by paying a special distribution, but we will be required to pay an interest charge on 50% of the amount of undistributed non-REIT earnings and profits;
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If we dispose of an asset acquired by us from a non-REIT C-corporation in a transaction in which we took the non-REIT C-corporation’s tax basis in the asset, we may be subject to tax at the highest U.S. federal corporate income tax rate on the appreciation inherent in such asset as of the date of acquisition by us (assuming that the non-REIT C-corporation does not elect, in lieu of this treatment, to be subject to an immediate tax when the asset is acquired by us; if such an election were made, our basis in the acquired asset would equal its fair market value on the date of the acquisition);

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We will be required to pay a 100% tax on any redetermined rents, redetermined deductions, excess interest, and redetermined TRS service income. In general, redetermined rents are rents from real property that are overstated as a result of services furnished by one of our TRSs. Redetermined deductions and excess interest generally represent amounts that are deducted by a TRS for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s-length negotiations; and

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Income earned by our TRS lessees, Bloodstone TRS, Inc. and other domestic TRSs will be subject to regular U.S. federal corporate income tax.

No assurance can be given that the amount of any such U.S. federal income taxes will not be substantial. In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state, local and non-U.S. income, property and other taxes on assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.
Qualification as a REIT
In General
The REIT provisions of the Code apply to a domestic corporation, trust, or association (i) that is managed by one or more trustees or directors, (ii) the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest, (iii) that properly elects to be taxed as a REIT for the current taxable year, or has made this election for a previous taxable year, which election has not been revoked or terminated, (iv) that is neither a financial institution nor an insurance company, (v) that uses a calendar year for U.S. federal income tax purposes, and (vi) that meets the additional requirements discussed below. The discussion below summarizes current law except where expressly noted otherwise. We do not believe any differences between the current requirements for qualification as a REIT and the requirements in effect for any prior year have prevented us from qualifying as a REIT for any period.
We have made a REIT election as part of our U.S. federal income tax return for our taxable year ended December 31, 2005 and have adopted a calendar year for U.S. federal income tax purposes. We intend to comply with the applicable record-keeping requirements.
Ownership Tests
Commencing with our second REIT taxable year, which was the calendar year ended December 31, 2006, (i) the beneficial ownership of our stock must be held by 100 or more persons during at least 335 days of a 12-month taxable year (or during a proportionate part of a taxable year of less than 12 months) for each of our taxable years and (ii) during the last half of each taxable year, no more than 50% in value of our stock may be owned, directly or indirectly, by or for five or fewer individuals (the “5/50 Test”). Stock ownership for purposes of the 5/50 Test is determined by applying the constructive ownership provisions of Section 544(a) of the Code, subject to certain modifications. The term “individual” for purposes of the 5/50 Test includes a private foundation, a trust providing for the payment of supplemental unemployment compensation benefits, and a portion of a trust permanently set aside or to be used exclusively for charitable purposes. A “qualified trust” described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code generally is not treated as an individual; rather, shares held by it are generally treated as owned proportionately by its beneficiaries.

We believe that we have satisfied and will continue to satisfy the above ownership requirements. In addition, our charter restricts ownership and transfers of our stock that would violate these requirements, although these restrictions may not be effective in all circumstances to prevent a violation. To monitor its compliance with the 5/50 Test, a REIT is required to maintain records regarding the actual ownership of its shares. To do so, it must send annual demand letters to the record holders of significant percentages of its stock requesting information regarding the actual ownership of its shares (i.e., the persons required to include our dividends in their gross income). We will be deemed to have satisfied the 5/50 Test for a particular taxable year if we have complied with the annual shareholder demand letter requirement for ascertaining the ownership of our outstanding stock in that taxable year and have no reason to know or, exercising reasonable diligence, would not have known that we have violated the 5/50 Test. Failure to comply with such requirements could subject us to monetary penalties. If you fail or refuse to comply with the demand letters, you will be required by the Treasury Regulations to submit a statement with your tax return disclosing your actual ownership of our shares and other information.
Income Tests
In order to maintain qualification as a REIT, we must annually satisfy two gross income requirements:
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First, at least 75% of our gross income (excluding gross income from prohibited transactions and certain other income and gains as described below) for each taxable year must be derived, directly or indirectly, from investments relating to real property or mortgages on real property or from certain types of temporary investments (or any combination thereof). Qualifying income for purposes of this 75% gross income test generally includes: (a) rents from real property, (b) interest on obligations secured by mortgages on real property or on interests in real property, (c) dividends or other distributions on, and gain from the sale of, shares in other REITs, (d) gain from the sale of real property and certain personal property ancillary to such real property (but not including certain debt instruments of publicly offered REITs that are not secured by mortgages on real property or interests on real property and gain from prohibited transactions), (e) income and gain derived from foreclosure property, (f) abatements and refunds of taxes on real property, and (g) income from certain types of temporary investments; and

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Second, in general, at least 95% of our gross income (excluding gross income from prohibited transactions and certain other income and gains as described below) for each taxable year must be derived from the real property investments described above and from other types of dividends, interest, and gain from the sale or disposition of stock or securities that are not dealer property, or any combination of the above.

For purposes of the 75% and the 95% gross income tests, we are treated as receiving our proportionate share of our operating partnership’s gross income.
If we fail to satisfy one or both of the 75% or the 95% gross income tests, we may nevertheless qualify as a REIT for a particular year if we are entitled to relief under certain provisions of the Code. These relief provisions generally will be available if our (i) failure to meet such tests is due to reasonable cause and not due to willful neglect and, (ii) following our identification of such failure for any taxable year, we attach a schedule describing the sources and nature of our gross income for such taxable year(s) to our U.S. federal income tax return and otherwise comply with the applicable Treasury Regulations. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will fail to qualify as a REIT and we will not be eligible to elect REIT qualification for the four taxable years following the year during which qualification was lost. As discussed above in “—Taxation of Our Company,” even if these relief provisions were to apply, we would be subject to U.S. federal corporate income tax to the extent we fail to meet the 75% or 95% gross income tests.
Foreclosure property.   Foreclosure property is real property (including interests in real property) and any personal property incident to such real property (i) that is acquired by a REIT as a result of the REIT having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (ii) for which the related loan or lease was made, entered into or acquired by the REIT at a time when default was not imminent or anticipated and (iii) for which such REIT makes an election to treat the property as foreclosure property. REITs generally are subject to tax at the highest U.S. federal corporate income tax rate on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property is held primarily for sale to customers in the ordinary course of a trade or business.
Hedging transactions.   We may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swaps or cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent as may be provided by future Treasury Regulations, any income from a hedging transaction that is clearly identified as a hedging transaction along with the risk that it hedges within the time periods specified in applicable Treasury Regulations will not constitute gross income for purposes of the 95% and 75% gross income tests, provided that the hedging transaction is entered into (i) in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to indebtedness incurred or to be incurred by us to acquire or carry real estate assets, (ii) primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income tests (or any property which generates such income or gain), or (iii) to hedge against transactions described in clause (i) or (ii) and is entered into in connection with the extinguishment of debt or a sale of property that is being hedged against by the transaction described in clause (i) or (ii). To the extent we enter into other types of hedging transactions or do not make proper tax identifications, as applicable, the income from those transactions is likely to be treated as non-qualifying income for purposes of both the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our ability to qualify as a REIT. No assurances can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the gross income tests and that such income will not adversely affect our ability to satisfy the REIT qualification requirements.
Qualified temporary investment income.   Income derived from certain types of temporary stock and debt investments made with the proceeds of certain stock and debt offerings (but not including proceeds received pursuant to a dividend reinvestment plan), not otherwise treated as qualifying income for the 75% gross income test, generally will nonetheless constitute qualifying income for purposes of the 75% gross income test for the year following such an offering. After the one-year period following an offering, income from investments of the proceeds of such offering will be qualifying income for purposes of the 75% gross income test only if derived from one of the other qualifying sources enumerated above.
Foreign Currency Gains.   We may acquire properties located outside of the United States in the future, through a TRS or otherwise. We do not currently have any foreign currency gains. Foreign currency gains that are attributable to qualifying income or gain for purposes of the 75% gross income test, ownership of obligations secured by mortgages, or being the obligor under obligations secured by mortgages, along with certain other foreign currency gains, may not constitute gross income for purposes of one or both of the gross income tests, and therefore may be exempt from such tests, provided we do not deal in or engage in substantial and regular trading in securities, which we do not intend to do.
Hotels
Operating revenues from our hotels are not qualifying income for purposes of either the 75% or the 95% gross income test. Accordingly, in order for us to generate qualifying income with respect to our hotel investments under the REIT rules, we must master-lease our hotels. Specifically, our operating partnership has formed two subsidiaries, Bloodstone TRS, Inc., and CPFB Holdings, LLC, that have elected to be treated as our TRSs and may, in the future, form other subsidiaries that elect to be treated as our TRSs. Bloodstone TRS, Inc. and CPFB Holdings, LLC have each formed subsidiaries (each a “TRS lessee”) that master-lease hotels from the operating partnership (or subsidiaries of the operating partnership). We expect to form additional TRS lessees (or similar lessees under TRSs other than Bloodstone TRS, Inc. and CPFB Holdings, LLC) as we acquire additional properties. In certain instances we may own a hotel through a TRS. For example, we elected to treat DiamondRock Frenchman’s Owner, Inc., through which we held the Frenchman’s Reef & Morning Star Marriott Beach Resort prior to its sale on April 30, 2021, as a TRS and we may hold other non-U.S. investments through TRSs. One or more hotel management companies will manage the hotels leased to each TRS lessee or owned by a TRS. We also may lease a hotel to an unrelated lessee.
In general, rent paid by a related party tenant, such as a TRS lessee, is not qualifying “rents from real property” for purposes of the REIT gross income tests, but rent paid by a TRS lessee to our operating partnership with respect to a lease of a “qualified lodging facility” from the operating partnership can be qualifying rents from real property under the REIT rules as long as such TRS lessee does not directly or indirectly operate or manage any hotel or provide rights to any brand name under which any hotel is operated. Instead, the hotel must be operated on behalf of the TRS lessee by a person who qualifies as an “eligible independent contractor,” defined as an “independent contractor” who is, or is related to a person who is, actively engaged in the trade or business of operating “qualified lodging facilities” for any person unrelated to us and the TRS lessee. See “—Investments in Taxable REIT Subsidiaries” below for a further discussion of the issue and a discussion of the definition of an “independent contractor” and the qualification of our hotel management companies as “eligible independent contractors.” A “qualified lodging facility” is a hotel, motel, or other establishment more than one-half of the dwelling units in which are used on a transient basis, provided that wagering activities are not conducted at or in connection with such facility by any person who is engaged in the business of accepting wagers and who is legally authorized to engage in such business at or in connection with such facility. A “qualified lodging facility” includes customary amenities and facilities operated as part of, or associated with, the lodging facility as long as such amenities and facilities are customary for other properties of a comparable size and class owned by other owners unrelated to such lodging facility. We believe that our hotels are qualified lodging facilities. Rent paid by a TRS lessee that failed to qualify as rents from real property under the REIT rules would be non-qualifying income for purposes of the REIT gross income tests.
Two other limitations may affect our ability to treat rent paid by a TRS lessee or other lessee as qualifying rents from real property under the REIT rules. If the rent attributable to personal property leased by the TRS lessee (or other lessee) in connection with a lease of real property is greater than 15% of the total rent under the lease (determined based on the fair market value as of the beginning and end of the taxable year), then the portion of the rent attributable to such personal property will not qualify as rents from real property. Also, an amount received or accrued will not qualify as rents from real property for purposes of either the 75% or the 95% gross income test if it is based in whole or in part on the income or profits derived by any person from such real property. However, an amount received or accrued will not be excluded from rents from real property solely by reason of being based on a fixed percentage or percentages of receipts or sales. With respect to the limitation on rents attributable to personal property, our TRS lessees own a majority of the furniture, fixtures and equipment at our domestic hotel properties and therefore do not pay us rent for such items. The furniture, fixtures, and equipment owned by us (not through our TRS lessees) account for a small portion (well under 15%, determined under the methodology described above) of the total rent we receive from our lessees. To comply with the prohibition on rent based on net income, the leases will provide that each TRS lessee is obligated to pay our operating partnership a minimum base rent together with a gross percentage rent, at rates intended to equal market rental rates.
In addition, rent paid by a TRS lessee or other lessee that leases a hotel from our operating partnership will constitute rents from real property for purposes of the REIT gross income tests only if the lease is respected as a true lease for U.S. federal income tax purposes and is not treated as a service contract, joint venture, or some other type of arrangement. The determination of whether a lease is a true lease depends upon an analysis of all the surrounding facts and circumstances. We believe that the leases with our TRS lessees should be treated as true leases. However, there are no controlling Treasury Regulations, published administrative rulings, or judicial decisions involving leases with terms substantially similar to the leases between our operating partnership and the TRS lessees that discuss whether the leases constitute true leases for U.S. federal income tax purposes. Thus, there can be no assurance that the IRS will not assert a contrary position and that a court will not sustain such a challenge. If any leases between our operating partnership and a TRS lessee are re-characterized as service contracts or partnership agreements, rather than as true leases, part or all of the payment that we receive from such TRS lessee would not be considered rent or would otherwise fail the various requirements for qualification as rents from real property.

Finally, for rents received by or attributed to us to qualify as rents from real property, we generally must not furnish or render any services to tenants, other than through a TRS or an independent contractor from whom we derive no income, except that we and our operating partnership may directly provide services that are “usually or customarily rendered” in connection with the rental of properties for occupancy only, or are not otherwise considered rendered to the occupant “for his convenience.” Neither we nor our operating partnership provides, or intends to provide, any services to our TRSs, TRS lessees or any other tenants that would prevent our rents from qualifying as rents from real property.
We believe that, for purposes of both the 75% and the 95% gross income tests, our operating partnership’s investments in hotels generally give rise to qualifying income in the form of rents from real property, and that gains on the sales of the hotels will also constitute qualifying income. However, no assurance can be given that either the rents or the gains will constitute qualifying income. In that case, we may not be able to satisfy either the 75% or the 95% gross income test and, as a result, could lose our REIT status.
In the case of hotels owned, rather than leased, by a TRS, dividends paid by such TRS out of its earnings and gains from the sale of stock of such a TRS would not be qualifying income for purposes of the 75% gross income test, although such dividends and gains would be qualifying income for purposes of the 95% gross income test.
Asset Tests
At the close of each quarter of each taxable year, we must also satisfy five tests relating to the nature of our assets. First, real estate assets, cash and cash items, and U.S. government securities must represent at least 75% of the value of our total assets. Real estate assets include interests in real property (such as land, buildings, leasehold interest in real property and personal property leased with real property if the rents attributable to the personal property would be rents from real property under the gross income tests discussed above), interests in mortgages on real property or on interests in real property, shares in other qualifying REITs, debt instruments issued by publicly offered REITs, and investments in stock or debt instruments attributable to the temporary investment of new capital during the one-year period following our receipt of new capital that we raised through an offering of shares of our stock or certain public offerings of debt obligations with at least a five-year term. Second, not more than 25% of the value of our total assets may be represented by securities other than those in the 75% asset class. Third, of the investments that are not included in the 75% asset class and that are not securities of our TRSs, (i) the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets and (ii) we may not own more than 10% by vote or by value of any one issuer’s outstanding securities. For purposes of the 10% value test, debt instruments issued by a partnership are not classified as “securities” to the extent of our interest as a partner in such partnership (based on our proportionate share of the partnership’s equity interests and certain debt securities) or if at least 75% of the partnership’s gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test. For purposes of the 10% value test, the term “securities” also does not include certain instruments, such as debt securities issued by another REIT, certain “straight debt” securities (for example, qualifying debt securities of a corporation of which we own no more than a de minimis amount of equity interest), loans to individuals or estates, and accrued obligations to pay rent. Fourth, securities of our TRSs cannot represent more than 20% of the value of our total assets. Fifth, not more than 25% of the value of our total assets may be represented by debt instruments of publicly offered REITs that are not secured by mortgages on real property or interests in real property. Although we believe that we have met these asset tests and we intend to continue to meet these asset tests, no assurance can be given that we have met them or that we will be able to do so. For purposes of these asset tests, we are treated as holding our proportionate share of our operating partnership’s assets. We may hold one or more of our properties through subsidiaries of our operating partnership that are intended to qualify as REITs. However, if any such subsidiary failed to qualify as a REIT, such failure could adversely impact our ability to qualify as a REIT.
We will monitor the status of our assets for purposes of the various asset tests and will endeavor to manage our portfolio in order to comply at all times with such tests. If we fail to satisfy the asset tests at the end of a calendar quarter, other than our first calendar quarter as a REIT, we will not lose our REIT status if one of the following exceptions applies:

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We satisfied the asset tests at the end of the preceding calendar quarter, and the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets; or

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We eliminate any discrepancy within 30 days after the close of the calendar quarter in which it arose.

Moreover, if we fail to satisfy the asset tests at the end of a calendar quarter during a taxable year, we will not lose our REIT status if one of the following additional exceptions applies:
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De Minimis Exception:   The failure is due to a violation of the 5% or 10% asset tests referenced above and is “de minimis” (meaning that the failure is one that arises from our ownership of assets the total value of which does not exceed the lesser of 1% of the total value of our assets at the end of the quarter in which the failure occurred and $10 million), and we either dispose of the assets that caused the failure or otherwise satisfy the asset tests within six months after the last day of the quarter in which our identification of the failure occurred; or

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General Exception:   All of the following requirements are satisfied: (i) the failure is not due to a “de minimis” violation of the 5% or 10% asset tests (as defined above), (ii) the failure is due to reasonable cause and not willful neglect, (iii) following the identification of our failure, we file a schedule in accordance with Treasury Regulations describing each asset that caused the failure, and (iv) we either dispose of the assets that caused the failure or otherwise satisfy the asset tests within six months after the last day of the quarter in which our identification of the failure to satisfy the REIT asset test occurred. A REIT that utilizes this general relief provision must pay an excise tax equal to the greater of (a) $50,000 or (b) the product of the net income generated during a specified period by the asset that caused the failure and the highest U.S. federal corporate income tax rate.

Annual Distribution Requirements
In order to qualify as a REIT, each taxable year we must distribute dividends (other than capital gain dividends) to our stockholders in an amount at least equal to (A) the sum of (i) 90% of our “REIT taxable income” (determined without regard to the dividends paid deduction and by excluding any net capital gain) and (ii) 90% of the net income (after tax), if any, from foreclosure property, minus (B) the sum of certain items of non-cash income. We generally must pay such distributions in the taxable year to which they relate, or in the following taxable year if we: (i) declared a dividend before we timely file our tax return for such year; (ii) distribute the dividend within the 12-month period following the close of the taxable year (and not later than the date of the first regular dividend payment made after such declaration); and (iii) file an election with our tax return. These distributions will be taxable to our stockholders in the year in which they are paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement. Additionally, dividends that we declare in October, November or December in a given year payable to stockholders of record in any such month will be treated as having been paid on December 31st of that year so long as the dividends are actually paid during January of the following year.
To the extent that we do not distribute all of our net capital gain and REIT taxable income, we will be subject to regular U.S. federal corporate income tax on these retained amounts. Furthermore, if we should fail to distribute during each calendar year at least the sum of (i) 85% of our REIT taxable income (subject to certain adjustments) for such year, (ii) 95% of our capital gain net income for such year, and (iii) 100% of any corresponding undistributed amounts from prior taxable years, we will be subject to a 4% nondeductible excise tax on the excess of such required distribution over the sum of amounts actually distributed plus retained income from such taxable year on which we paid corporate income tax.
Under certain circumstances, we may be able to rectify a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year that may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends; however, we will be required to pay penalties and interest to the IRS based upon the amount of any deduction taken for deficiency dividends.
For taxable years beginning before January 1, 2015, in order for our distributions to have been counted as satisfying the annual distribution requirements for REITs, and to have provided us with a REIT-level tax deduction, the distributions must not have been “preferential dividends.” A dividend is not a preferential dividend if the distribution is (i) pro rata among all outstanding shares of stock within a particular class, and (ii) in accordance with the preferences among different classes of stock as set forth in our organizational documents. Any non-publicly offered REIT in which we invest would be subject to the preferential dividend rule regardless of the date of the distribution.
We may retain and pay income tax on net long-term capital gains we received during the tax year. To the extent we so elect, (i) each stockholder must include in its income (as long-term capital gains) its proportionate share of our undistributed long-term capital gains (to the extent we make a timely designation of such gain to the stockholder), (ii) each stockholder is deemed to have paid, and receives a refund or credit, as the case may be, for its proportionate share of the tax paid by us on the undistributed long-term capital gains, and (iii) each stockholder’s basis in its stock is increased by the included amount of the undistributed long-term capital gains less their share of the tax paid by us. Stockholders that are U.S. corporations would also appropriately adjust their earnings and profits for the retained capital gain.
To qualify as a REIT, we may not have, at the end of any taxable year, any undistributed earnings and profits accumulated in any non-REIT taxable year. Our non-REIT earnings and profits include any earnings and profits we accumulated before the effective date of our REIT election, which was January 1, 2005. We distributed sufficient earnings and profits before December 31, 2005 to eliminate any non-REIT earnings and profits, which distributions were in addition to distributions we were required to make to satisfy the 90% distribution test (as discussed above) and avoid incurring tax on our undistributed income.
Failure to Qualify
If we fail to continue to qualify, for U.S. federal income tax purposes, as a REIT in any taxable year, and such failure is not an asset test or income test failure subject to the cure provisions described above, or the result of preferential dividends, we generally will be eligible for a relief provision if the failure is due to reasonable cause and not willful neglect and we pay a penalty of $50,000 with respect to such failure.
If we fail to qualify for taxation as a REIT in any taxable year and no relief provisions apply, we generally will be subject to regular U.S. federal corporate income tax on our taxable income. Distributions to our stockholders in any year in which we fail to qualify as a REIT will not be deductible by us nor will they be required to be made. In such event, to the extent of current or accumulated earnings and profits, all distributions to our stockholders will be taxable as dividend income. Subject to certain limitations in the Code, corporate stockholders may be eligible for the dividends received deduction, and individual, trust and estate stockholders may be eligible to treat the dividends received from us as qualified dividend income taxable as net capital gains, under the provisions of Section 1(h)(11) of the Code. However, non-corporate stockholders (including individuals) will not be able to deduct 20% of certain dividends they receive from us. Unless entitled to relief under specific statutory provisions, we also would be ineligible to elect to be taxed as a REIT again prior to the fifth taxable year following the first year in which we failed to qualify as a REIT under the Code.
Our qualification as a REIT for U.S. federal income tax purposes will depend on our continuing to meet the various requirements summarized above governing the ownership of our outstanding shares, the nature of our assets, the sources of our income, and the amount of our distributions to our stockholders. Although we intend to operate in a manner that will enable us to comply with such requirements, there can be no certainty that such intention will be realized. In addition, because the relevant laws may change, compliance with one or more of the REIT requirements may become impossible or impracticable for us.
Prohibited Transaction Tax
Any gain realized by us on the sale of any property held (other than foreclosure property) as inventory or other property held primarily for sale to customers in the ordinary course of business, including our share of any such gain realized by our operating partnership and taking into account any related foreign currency gains or losses, will be treated as income from a “prohibited transaction” that is subject to a 100% penalty tax. Whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business depends upon all the facts and circumstances with respect to the particular transaction.

However, the Code provides a “safe harbor” pursuant to which sales of properties held for at least two years and meeting certain other requirements will not give rise to prohibited transaction income.
We generally intend to hold properties for investment, but we have made and will make sales of properties consistent with our strategic objectives. We may make sales at a gain that do not satisfy the safe harbor requirements described above. There can be no assurance that the IRS will not contend that one or more of these sales are subject to the 100% penalty tax. The 100% tax will not apply to gains from the sale of property realized through a TRS, although such income will be subject to regular U.S. federal corporate income tax (if the TRS is a U.S. corporation).
Recordkeeping Requirements
To avoid a monetary penalty, we must request on an annual basis information from certain of our shareholders designed to disclose the actual ownership of our outstanding stock and maintain our qualification as a REIT. We intend to comply with these requirements.
Qualified REIT Subsidiaries and Disregarded Entities
If we own a corporate subsidiary that is a “qualified REIT subsidiary” (“QRS”), or if we or our operating partnership own 100% of the membership interests in a domestic limited liability company or other domestic unincorporated entity that does not elect to be treated as a corporation for U.S. federal income tax purposes, the separate existence of the QRS, limited liability company or other unincorporated entity generally will be disregarded for U.S. federal income tax purposes. Generally, a QRS is a corporation, other than a TRS, all of the stock of which is owned by a REIT. A foreign entity that does not elect to be treated as a corporation for U.S. federal income tax purposes and that is 100% owned by a single member that does not have limited liability generally is disregarded as an entity separate from its owner for U.S. federal income tax purposes. All assets, liabilities, and items of income, deduction, and credit of the QRS or disregarded entity will be treated as assets, liabilities, and items of income, deduction, and credit of its owner. If we own a QRS or a disregarded entity, neither will be subject to U.S. federal corporate income taxation, although such entities may be subject to state and local taxation in some states and foreign taxes if they do business or own property outside of the United States.
Taxation of the Operating Partnership
Before September 1, 2018, our operating partnership was a disregarded entity for U.S. federal income tax purposes because we owned 100% of the interests in it, directly or through other disregarded entities. Since September 1, 2018, our operating partnership has been treated as a partnership for U.S. federal income tax purposes. Generally, a domestic unincorporated entity with two or more partners is treated as a partnership for U.S. federal income tax purposes unless it affirmatively elects to be treated as a corporation. However, certain “publicly traded partnerships” are treated as corporations for U.S. federal income tax purposes. We intend to comply with one or more exceptions from treatment as a corporation under the publicly traded partnership rules. Failure to qualify for such an exception generally would prevent us from qualifying as a REIT. When our operating partnership became taxable as a partnership, we generally were treated for U.S. federal income tax purposes as contributing our properties to the operating partnership. As a result, for our properties that were appreciated at such time, we may recognize a smaller share of tax depreciation, and a larger share of tax gain on sale, from such properties after the deemed contribution, as compared to our former percentage interest in the operating partnership.
Under the Code, a partnership (other than a “publicly traded partnership” taxed as a corporation) generally is not subject to U.S. federal income tax as an entity, but is required to file a partnership tax information return each year. In general, the character of each partner’s share of each item of income, gain, loss, deduction, credit, and tax preference is determined at the partnership level. Each partner is then allocated a distributive share of such items in accordance with the partnership agreement and is required to take such items into account in determining the partner’s income. Each partner includes such amount in income for any taxable year of the partnership ending within or with the taxable year of the partner, without regard to whether the partner has received or will receive any cash distributions from the partnership. Cash distributions, if any, from a partnership to a partner generally are not taxable unless and to the extent they exceed the partner’s basis in its partnership interest immediately before the distribution. Any amounts in excess of such tax basis will generally be treated as a sale of such partner’s interest in the partnership.
While generally the rules described above mean that a partnership is not subject to U.S. federal income tax, rules applicable to U.S. federal income tax audits of partnerships effective for taxable years beginning after December 31, 2017, require a partnership to pay the hypothetical increase in partner-level taxes (including interest and penalties) resulting from an adjustment of partnership tax items on audit or in other tax proceedings, unless the partnership elects an alternative method under which the taxes resulting from the adjustment (and interest and penalties) are assessed at the partner level (often referred to as a “push-out election”), subject to a higher rate of interest than otherwise would apply. The rules provide that when a push-out election affects a partner that is a REIT, such REIT may be able to use deficiency dividend procedures with respect to adjustments resulting from such election. As a result of these rules, it is possible that partnerships in which we directly and indirectly invest, including our operating partnership, may be subject to U.S. federal income tax, interest and penalties in the event of a U.S. federal income tax audit as a result of these law changes.
As noted above, for purposes of the REIT income and asset tests, we are treated as receiving or holding our proportionate share of our operating partnership’s income and assets, respectively. We control, and intend to continue to control, our operating partnership and intend to operate it consistently with the requirements for our qualification as a REIT.
We have used and may continue to use our operating partnership to acquire hotels by issuing operating partnership units, in order to permit the sellers of such properties to defer recognition of their tax gain. In such a transaction, our initial tax basis in the hotels acquired generally will be less than the purchase price of the hotels. Although the rules of Section 704(c) of the Code would generally attempt to provide us as the non-contributing partner with the depreciation comparable to what we would receive if the subsidiary partnership purchased the appreciated assets for cash, absent certain elections, which would accelerate gain to the contributor, the depreciation would be limited to tax basis. Consequently, our depreciation deductions for such properties may be less, and our tax gain on a sale of such properties may be more, than the deductions or gain, respectively, that we would have if we acquired these properties in taxable transactions. In addition, we may issue equity compensation to employees in the form of interests in our operating partnership that provides for capital gain treatment to the employees but does not generate a corresponding deduction for our operating partnership.
The above discussion regarding rules relating to partnerships will generally apply to any subsidiary partnership of our operating partnership.
Investments in Certain Debt Instruments
We may, from time to time, opportunistically invest in non-performing or distressed debt secured by real estate assets with a view to subsequently taking control of the properties. If a mortgage loan is secured by both real property and personal property, then such mortgage shall be treated as a wholly qualifying real estate asset for purposes of the 75% asset test and all interest shall be treated as mortgage interest for purposes of the 75% gross income test, provided that (i) the value of the real property securing the loan on the date that we acquire, originate or modify the loan is equal to or greater than the principal amount (and value) of the loan, or (ii) for taxable years beginning after December 31, 2015, the fair market value of such personal property does not exceed 15% of the total fair market value of all such property on the date that we committed to acquire, originate or modify the loan, even if the real property collateral value is less than the outstanding balance of the loan. However, if a mortgage loan that is secured by both real property and personal property does not satisfy the 15% test articulated in the previous sentence, and/or with respect to taxable years beginning before January 1, 2016, then such mortgage may not be a qualifying real estate asset in its entirety for purposes of the 75% asset test and/or a portion of the interest income from such mortgage may not constitute qualifying mortgage interest for purposes of the 75% gross income test if the amount of the loan outstanding exceeds the fair market value of the real property collateral on the date that we committed to acquire, originate or modify the loan.
To the extent that we derive interest income from a mortgage loan where all or a portion of the amount of interest payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales, and not the net income or profits, of the borrower. This limitation does not apply, however, where the borrower leases substantially all of its interest in the property to tenants or subtenants, to the extent that the rental income derived by the borrower would qualify as rents from real property had we earned the income directly.
The application of the REIT provisions of the Code to mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property rather than by a direct mortgage of the real property, is not entirely clear. A safe harbor in IRS Revenue Procedure 2003-65 provides that if a mezzanine loan meets certain requirements then it will be treated by the IRS as a qualifying real estate asset for purposes of the REIT asset tests and interest income derived from it will be treated as qualifying mortgage interest for purposes of the 75% gross income test. However, to the extent that mezzanine loans do not meet all of the requirements for reliance on the safe harbor set forth in Revenue Procedure 2003-65, all or a portion of such mezzanine loans may not qualify as real estate assets and the interest income derived therefrom may not be qualifying income for purposes of the 75% gross income test, which could adversely affect our REIT qualification if we acquired such loans. As such, the REIT provisions of the Code may limit our ability to acquire mortgage, mezzanine or other loans that we might otherwise desire to acquire.
Investments in debt instruments may require recognition of taxable income prior to receipt of cash from such investments and may cause portions of gain to be treated as ordinary income. For example, we may purchase debt instruments at a discount from face value. To the extent we purchase any instruments at a discount in connection with their original issuances, the discount will be “original issue discount” if it exceeds certain de minimis amounts, which must be accrued on a constant yield method even though we may not receive the corresponding cash payment until maturity. To the extent debt instruments are purchased by us at a discount after their original issuances, the discount may represent “market discount.” Unlike original issue discount, market discount is not required to be included in income on a constant yield method. However, if we sell a debt instrument with market discount, we will be required to treat gain up to an amount equal to the market discount that has accrued while we held the debt instrument as ordinary income. Additionally, any principal payments we receive in respect of our debt instruments must be treated as ordinary income to the extent of any accrued market discount. If we ultimately collect less on a debt instrument than our purchase price and any original issue discount or accrued market discount that we have included in income, there may be limitations on our ability to use any losses resulting from that debt instrument. We may acquire distressed debt instruments that are subsequently modified by agreement with the borrower. Under applicable Treasury Regulations, such a modification may be treated as a taxable event in which we exchange the old debt instrument for a new debt instrument, the value of which may be treated as equal to the face amount of the new debt instrument. Because distressed debt instruments are often acquired at a substantial discount from face value, the difference between our amount realized and our tax basis in the old note could be significant, resulting in significant income without any corresponding receipt of cash. Similarly, if we acquire a distressed debt instrument and subsequently foreclose, we could have taxable income to the extent that the fair market value of the property we receive exceeds our tax basis in the debt instrument. Such a scenario could also result in significant taxable income without any receipt of cash. In the event that any debt instruments acquired by us are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income.
We generally will be required to take certain amounts in income for U.S. federal income tax purposes no later than the time such amounts are reflected on certain financial statements. The application of this rule may require the accrual of income with respect to our debt instruments earlier than would be the case under the general tax rules.
Investments in Taxable REIT Subsidiaries
We and each subsidiary intended to qualify as a TRS have made (or will make, as applicable) a joint election for such subsidiary to be treated as our TRS. If a TRS owns more than 35% of the total voting power or value of the outstanding securities of another corporation, such other corporation will also be treated as a TRS. A TRS is a corporation subject to U.S. federal income tax, and state and local income tax where applicable, as a regular “C” corporation. A domestic TRS (or a foreign TRS with income from a U.S. business) pays U.S. federal, state, and local income taxes at the applicable corporate rate on its taxable income prior to payment of any dividends. Thus, for example, Bloodstone TRS, Inc. generally will pay U.S. corporate tax on key money and yield support when it is paid, notwithstanding the treatment of key money and yield support payments for accounting purposes. A TRS owning or leasing a hotel outside of the U.S. may pay non-U.S. taxes. The taxes owed by our TRSs could be substantial. To the extent that our TRSs are required to pay U.S. federal, state, local, or non-U.S. taxes, the cash available for distribution by us will be reduced accordingly.
A TRS is permitted to engage in certain kinds of activities that cannot be performed directly by us without jeopardizing our qualification as a REIT. However, several provisions regarding the arrangements between a REIT and its TRSs ensure that a TRS will be subject to an appropriate level of U.S. federal income tax. For example, we will be subject to a 100% tax on the amounts of any rents from real property, deductions, or excess interest received from a TRS that would be reduced through reapportionment under Section 482 of the Code in order to more clearly reflect the income of the TRS. In particular, this 100% tax would apply to our share of any rent paid by a TRS lessee that was determined to be in excess of a market rate rent.
A REIT’s ownership of securities of a TRS is not subject to the 5% or 10% asset tests described above. However, no more than 20% of the gross value of a REIT’s assets may be represented by securities of one or more TRSs (or 25% for our taxable years beginning before January 1, 2018).
As discussed above in “—Qualification as a REIT—Hotels,” Bloodstone TRS, Inc. and CPFB Holdings, LLC, through our TRS lessees, lease qualified lodging facilities from our operating partnership (or its affiliates) and a TRS may own hotels. However, a TRS may not directly or indirectly operate or manage any hotel or provide rights to any brand name under which any hotel is operated. Specifically, rents paid by a TRS lessee can qualify as rents from real property only so long as the property is operated and managed on behalf of the TRS lessee by an “eligible independent contractor,” which is a person (or entity) that satisfies the following requirements: (i) such person is, or is related to a person who is, actively engaged in the trade or business of operating qualified lodging facilities for any person unrelated to us or the TRS lessee; (ii) such person does not own, directly or indirectly, more than 35% of our stock; and (iii) not more than 35% of such person is owned, directly or indirectly, by one or more persons owning 35% or more of our stock. For purposes of determining whether these ownership limits are satisfied, actual ownership as well as constructive ownership under the rules of Section 318 of the Code (with certain modifications) is taken into account. For example, (a) interests owned by a partnership are also treated as owned proportionately by its partners, (b) interests held by a partner with a 25% or greater share of partnership capital interests or profits interests are also treated as owned by the partnership, (c) interests held by a 10% or greater stockholder are also treated as held by the corporation, and (d) interests held by a corporation are also treated as held by a 10% or greater stockholder (in the proportion that such stockholder’s stock bears to all the stock of the corporation). However, if any class of our stock or the stock of a person attempting to qualify as an eligible independent contractor is regularly traded on an established securities market, only persons who own, directly or indirectly, more than 5% of such class of stock shall be taken into account as owning any of the stock of such class for purposes of applying the 35% limitation described in clause (iii) above. In addition, the IRS has ruled to the effect that an advisor or similar fiduciary to a REIT cannot also qualify as an eligible independent contractor with respect to the REIT.
Each TRS lessee (and any other of our TRSs that owns an interest in our hotels) has hired (or will hire) a hotel management company that we believe qualifies as an eligible independent contractor to manage and operate the hotels leased by (or owned through) the TRS. We believe that each such hotel management company has qualified, and will continue to qualify, as an eligible independent contractor. In that regard, constructive ownership under Section 318 of the Code resulting, for example, from relationships between a hotel management company and our other stockholders could impact such hotel management company’s ability to satisfy the applicable ownership limit. Because of the broad scope of the attribution rules of Section 318 of the Code, it is possible that not all prohibited relationships will be identified and avoided. The existence of such a relationship would disqualify such hotel management company as an eligible independent contractor, which would in turn disqualify us as a REIT. Our charter restricts ownership and transfer of our shares in a manner intended to facilitate continuous qualification of our hotel management companies as eligible independent contractors, but no assurances can be given that such transfer and ownership restrictions have ensured or will ensure that each of our hotel management companies, in fact, has been and will be eligible independent contractors. As noted above, Goodwin Procter LLP’s opinion as to REIT qualification is based upon our representations, statements and covenants as to the absence of such relationships. A hotel management company’s failure to qualify as an eligible independent contractor may not give us the right to terminate our management agreement with such hotel management company.
Taxation of U.S. Stockholders Holding Capital Stock
The term “U.S. stockholder” means a beneficial owner that, for U.S. federal income tax purposes, is (i) an individual who is a citizen or resident of the United States, (ii) a corporation or other entity treated as a corporation, created or organized in or under the laws of the United States, any of its states or the District of Columbia, (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust, (a) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) that has a valid election in effect under the applicable Treasury Regulations to be treated as a U.S. person under the Code. In addition, as used herein, the term U.S. stockholder does not include any entity that is subject to special treatment under the Code. The discussion below assumes that you will hold our capital stock as a capital asset. We do not address the U.S. federal income tax consequences that may be relevant to stockholders subject to special treatment under the Code, including, without limitation, insurance companies, REITs, regulated investment companies, financial institutions, broker-dealers, tax-exempt or non-U.S. investors (except as specifically discussed below), foreign governments, traders in securities that elect to use a mark-to-market method of accounting, persons liable for the alternative minimum tax, stockholders that hold our stock as a short sale, hedge, part of a straddle, conversion transaction, or other arrangement involving more than one position, or through a partnership or other pass-through entity, or U.S. expatriates. If a partnership holds our stock, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding our stock should consult its own tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership and disposition of our stock by the partnership.
As long as we qualify as a REIT, distributions paid to our U.S. stockholders, other than capital gain dividends, will constitute ordinary dividends to the extent of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. In general, these dividends will be taxable as ordinary income and will not be eligible for the dividends-received deduction for corporate stockholders. However, for taxable years beginning after December 31, 2017 and before January 1, 2026, individuals and other non-corporate taxpayers generally may deduct 20% of dividends received from us, other than capital gain dividends or dividends treated as qualified dividend income, subject to certain limitations. Without further legislation, this deduction will sunset after 2025. Our ordinary dividends generally will not qualify as “qualified dividend income” taxed as net capital gain for U.S. stockholders that are individuals, trusts, or estates. Nevertheless, dividends to U.S. stockholders that are individuals, trusts, or estates generally will constitute qualified dividend income taxed as net capital gains if the U.S. stockholder satisfies certain holding period requirements, we designate the dividends as qualified dividend income and the dividends are attributable to (i) qualified dividend income we receive from other corporations, such as Bloodstone TRS, Inc. and potentially certain other TRSs, during the taxable year, or (ii) our undistributed earnings or built-in gains taxed at the corporate level during the preceding taxable year. We do not anticipate distributing a significant amount of qualified dividend income. For purposes of determining whether distributions to holders of our capital stock are out of our current or accumulated earnings and profits, our earnings and profits will be allocated first to our outstanding preferred stock and then to our outstanding common stock.
To the extent that we make a distribution in excess of our current and accumulated earnings and profits (a “return of capital distribution”), the distribution will be treated first as a tax-free return of capital, reducing the tax basis in a U.S. stockholder’s shares by the amount of such distribution. To the extent a return of capital distribution exceeds a U.S. stockholder’s tax basis in its shares, the distribution will be taxable as capital gain realized from the sale of such shares.
Dividends declared by us in October, November or December and payable to a stockholder of record on a specified date in any such month shall be treated both as paid by us and as received by the stockholder on December 31 of the year, provided that the dividend is actually paid by us during January of the following calendar year.

We will be treated as having sufficient earnings and profits to treat as a dividend any distribution up to the amount required to be distributed in order to avoid imposition of the 4% excise tax generally applicable to REITs if certain distribution requirements are not met. Moreover, any deficiency dividend will be treated as an ordinary or a capital gain dividend, as the case may be, regardless of our earnings and profits at the time the distribution is actually made. As a result, stockholders may be required to treat certain distributions as taxable dividends that would otherwise result in a tax-free return of capital.
Capital Gain Dividends
Distributions that are properly designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed our actual net capital gain for the taxable year) without regard to the period for which the stockholder has held its shares. However, corporate stockholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. In addition, U.S. stockholders may be required to treat a portion of any capital gain dividend as “unrecaptured Section 1250 gain,” taxable at a maximum rate of 25%, if we incur such gain. Capital gain dividends are not eligible for the dividends-received deduction for corporations.
The REIT provisions do not require us to distribute our long-term capital gain, and we may elect to retain and pay income tax on our net long-term capital gains received during the taxable year. If we so elect for a taxable year, our stockholders would include in income as long-term capital gains their proportionate share of such portion of our undistributed long-term capital gains for the taxable year as we may designate. A U.S. stockholder would be deemed to have paid its share of the tax paid by us on such undistributed capital gains, which would be credited or refunded to the stockholder. The U.S. stockholder’s basis in its shares would be increased by the amount of undistributed long-term capital gains (less the capital gains tax paid by us) included in the U.S. stockholder’s long-term capital gains.
Passive Activity Loss and Investment Interest Limitations; No Pass Through of Losses
Our distributions and gain from the disposition of our shares will not be treated as passive activity income and, therefore, U.S. stockholders will not be able to apply any “passive activity losses” against such income. With respect to non-corporate U.S. stockholders, our distributions (to the extent they do not constitute a return of capital or a capital gain dividend) that are taxed at ordinary income rates will generally be treated as investment income for purposes of computing the investment interest limitation; however, net capital gain from the disposition of our shares (or distributions treated as such), capital gain dividends, and dividends taxed at net capital gains rates generally will be excluded from investment income except to the extent the U.S. stockholder elects to treat such amounts as ordinary income for U.S. federal income tax purposes. To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may, subject to limitations, reduce the amount of distributions that must be made in order to comply with the REIT distribution requirements. Such losses, however, are not passed through and U.S. stockholders may not include on their own U.S. federal income tax returns any of our tax losses.
Sale or Disposition of Shares
In general, any gain or loss realized upon a taxable disposition of shares of our capital stock by a non-corporate U.S. stockholder that is not a dealer in securities will be a long-term capital gain or loss if the shares have been held for more than one year and otherwise will be a short-term capital gain or loss. However, any loss upon a sale or exchange of the shares by a non-corporate U.S. stockholder who has held such stock for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss to the extent of our distributions or undistributed capital gains required to be treated by such stockholder as long-term capital gain. All or a portion of any loss realized upon a taxable disposition of shares may be disallowed if other shares are purchased within 30 days before or after the disposition.
If a U.S. stockholder recognizes a loss upon a subsequent disposition of our capital stock in an amount that exceeds a prescribed threshold, it is possible that the provisions of certain Treasury Regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss generating transactions to the IRS. While these regulations are directed towards “tax shelters,” they are written quite broadly and apply to transactions that would not typically be considered tax shelters. Significant penalties apply for failure to comply with these requirements. You should consult your tax advisors concerning any possible disclosure obligation with respect to the receipt or disposition of our capital stock, or transactions that might be undertaken directly or indirectly by us. Moreover, you should be aware that we and other participants in transactions involving us (including our advisors) might be subject to disclosure or other requirements pursuant to these regulations.
Medicare Tax on Unearned Income
A U.S. stockholder that is an individual is subject to a 3.8% tax on the lesser of (i) the U.S. stockholder’s “net investment income” for the relevant taxable year or (ii) the excess of the U.S. stockholder’s modified adjusted gross income for the taxable year over a certain threshold (currently between $125,000 and $250,000 depending on the individual’s circumstances). Estates and trusts that do not fall into a special class of trusts that is exempt from such tax are subject to the same 3.8% tax on the lesser of their undistributed net investment income and the excess of their adjusted gross income over a certain threshold. Net investment income generally includes dividends on our capital stock and gain from the sale of our capital stock.
Redemption or Repurchase by Us
A redemption or repurchase of shares of our capital stock will be treated under Section 302 of the Code as a distribution (and taxable as a dividend to the extent of our current and accumulated earnings and profits as described above under “Taxation of U.S. Stockholders Holding Capital Stock”) unless the redemption or repurchase satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed or repurchased shares. The redemption or repurchase generally will be treated as a sale or exchange if it:
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is “substantially disproportionate” with respect to the U.S. stockholder;

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results in “complete redemption” of the U.S. stockholder’s stock interest in us; or

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is “not essentially equivalent to a dividend” with respect to the U.S. stockholder;

all within the meaning of Section 302(b) of the Code.
In determining whether any of these tests have been met, shares of our capital stock, including common stock and other equity interests in us, considered to be owned by the U.S. stockholder by reason of certain constructive ownership rules set forth in the Code, as well as shares of our capital stock actually owned by the U.S. stockholder, generally must be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Code will be satisfied with respect to the U.S. stockholder depends upon the facts and circumstances at the time that the determination must be made, U.S. stockholders are advised to consult their tax advisors to determine such tax treatment.
If a redemption or repurchase of shares of our capital stock is treated as a distribution, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received. A U.S. stockholder’s adjusted tax basis in the redeemed or repurchased shares generally will be transferred to the holder’s remaining shares of our capital stock, if any. If a U.S. stockholder owns no other shares of our capital stock, under certain circumstances, such basis may be transferred to a related person or it may be lost entirely. Prospective investors should consult their tax advisors regarding the U.S. federal income tax consequences of a redemption or repurchase of our capital stock.
If a redemption or repurchase of shares of our capital stock is not treated as a distribution, it will be treated as a taxable sale or exchange in the manner described under “Taxation of U.S. Stockholders Holding Capital Stock—Sale or Disposition of Shares.”
Unrelated Business Taxable Income
In General
In general, a U.S. tax-exempt organization is exempt from U.S. federal income tax on its income, except to the extent of its “unrelated business taxable income” or UBTI, which is defined by the Code as the gross income derived from any trade or business which is regularly carried on by a tax-exempt entity and unrelated to its exempt purposes, less any directly connected deductions and subject to certain modifications. For this purpose, the Code generally excludes from UBTI any gain or loss from the sale or other disposition of property (other than stock in trade or property held primarily for sale in the ordinary course of a trade or business), dividends, interest, rents from real property, and certain other items. However, a portion of any such gains, dividends, interest, rents, and other items generally is UBTI to the extent derived from debt-financed property not related to the tax-exempt entity’s exempt purpose, based on the amount of “acquisition indebtedness” with respect to such debt-financed property. A U.S. tax-exempt stockholder that is subject to tax on its UBTI will be required to separately compute its taxable income and loss for each unrelated trade or business activity for purposes of determining its UBTI.
Distributions we make to a tax-exempt employee pension trust or other domestic tax-exempt stockholder or gains from the disposition of our shares held as capital assets generally will not constitute UBTI unless the exempt organization’s shares are debt-financed property (e.g., the stockholder has borrowed to acquire or carry its shares). This general rule may not apply, however, to distributions to certain pension trusts that are qualified trusts (as defined below) and that hold more than 10% (by value) of our shares. For these purposes, a qualified trust is defined as any trust described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code. If we are treated as a “pension-held REIT,” such qualified trusts will be required to treat a percentage of their dividends received from us as UBTI if we incur UBTI. We will be treated as a pension-held REIT if (i) we would fail the 5/50 Test (as discussed above in “—Qualification as a REIT—Ownership Tests”) if qualified trusts were treated as “individuals” for purposes of the 5/50 Test and (ii) we are “predominantly held” by qualified trusts. We will be “predominantly held” by qualified trusts if either (i) a single qualified trust holds more than 25% by value of our stock or (ii) one or more qualified trusts, each owning more than 10% by value of our stock, hold in the aggregate more than 50% by value of our stock.
In the event we are a pension-held REIT, a qualified trust owning 10% or more of our shares should expect to recognize UBTI as a result of its investment, and we cannot assure you that we will never be treated as a pension-held REIT. The percentage of any dividend received from us treated as UBTI would be equal to the ratio of (a) the gross UBTI (less certain associated expenses) earned by us (treating us as if we were a qualified trust and, therefore, subject to tax on UBTI) to (b) our total gross income (less certain associated expenses). A de minimis exception applies where the ratio set forth in the preceding sentence is less than 5% for any year; in that case, no dividends are treated as UBTI. Our gross UBTI for these purposes generally would include the rent we receive from Bloodstone TRS, Inc. and, therefore, could be substantial.
Special Issues
Social clubs, voluntary employee benefit associations, and supplemental unemployment benefit trusts that are exempt from taxation under paragraphs (7), (9), and (17), respectively, of Section 501(c) of the Code are subject to different UBTI rules, which generally will require them to characterize distributions from us as UBTI.
Taxation of Non-U.S. Stockholders Holding Capital Stock
The rules governing U.S. federal income taxation of beneficial owners of our capital stock who are not U.S. stockholders or entities treated as partnerships for U.S. federal income tax purposes, such as nonresident alien individuals, foreign corporations, and foreign trusts and estates (“non-U.S. stockholders”), are complex. This section is only a summary of such rules. Non-U.S. investors should consult with their tax advisors and financial planners to determine the impact that U.S. federal, state and local income tax or similar laws will have on such investors as a result of an investment in our stock. The discussion below assumes we have qualified as a REIT and will continue to qualify as a REIT.
Distributions
A non-U.S. stockholder that receives a distribution from us that is not attributable to gain from our sale or exchange of “United States real property interests” (as defined below) and that we do not designate as a capital gain dividend or retained capital gain generally will recognize ordinary dividend income to the extent that we pay the distribution out of our current or accumulated earnings and profits. A U.S. federal withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply unless an applicable tax treaty reduces or eliminates the tax. Under many treaties, lower withholding rates do not apply to dividends from REITs. However, if a distribution is treated as effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business and proper certifications are provided, the non-U.S. stockholder generally will be subject to U.S. federal income tax on the distribution at graduated rates applicable to ordinary income (in the same manner as U.S. stockholders are taxed on distributions) unless an applicable income tax treaty provides otherwise (and also may be subject to a 30% branch profits tax on its effectively connected income in the case of a corporate non-U.S. stockholder that is not entitled to the benefits of a treaty that exempts it from such tax). We plan to withhold U.S. income tax at the rate of 30% on the gross amount of any distribution paid to a non-U.S. stockholder that is neither a capital gain dividend nor a distribution that is attributable to gain from the sale or exchange of “United States real property interests” unless either (i) a lower treaty rate applies and the non-U.S. stockholder provides to us any required IRS Form W-8 (for example, an IRS Form W-8BEN or W-8BEN-E) evidencing eligibility for that reduced rate or (ii) the non-U.S. stockholder provides to us an IRS Form W-8ECI claiming that the distribution is effectively connected income.
A non-U.S. stockholder generally will not be subject to U.S. federal income tax (but will be subject to withholding as described below) on a return of capital distribution in excess of our current and accumulated earnings and profits that is not attributable to the gain from our disposition of a “United States real property interest” if the excess portion of the distribution does not exceed the adjusted basis of the non-U.S. stockholder’s capital stock (determined separately for each share). Instead, the excess portion of the distribution will reduce the adjusted basis of that capital stock. However, a non-U.S. stockholder will be subject to tax on such a distribution that exceeds both our current and accumulated earnings and profits and the non-U.S. stockholder’s adjusted basis in the capital stock, if the non-U.S. stockholder otherwise would be subject to tax on gain from the sale or disposition of its capital stock, as described below. Because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend.
We may be required to withhold 15% of any distribution that exceeds our current and accumulated earnings and profits, even if a lower treaty rate applies to dividends or the non-U.S. stockholder is not liable for tax on the receipt of that distribution. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution that is neither attributable to the gain from our disposition of a “United States real property interest” nor designated by us as a capital gain dividend, to the extent that we do not do so, we will withhold at a rate of 15% on any portion of a distribution not subject to withholding at a rate of 30%, unless we conclude that an exemption applies.
A non-U.S. stockholder may seek a refund from the IRS if the non-U.S. stockholder’s withholdings and any other tax payments exceed its U.S. federal income tax liability for the year.
Subject to the exception discussed below for 10% or less holders of classes of stock that are regularly-traded on an established securities market located in the United States and the special rules for “qualified shareholders” or “qualified foreign pension funds” discussed below, for any year in which we qualify as a REIT, a non-U.S. stockholder will incur tax on distributions by us that are attributable to gain from our sale or exchange of “United States real property interests,” whether or not designated as a capital gain dividend, under special provisions of the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA. The term “United States real property interests” includes interests in U.S. real property and shares in U.S. corporations at least 50% of whose assets consist of interests in U.S. real property. Under those rules, a non-U.S. stockholder is taxed on distributions attributable to gain from sales of United States real property interests as if the gain were effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business. A non-U.S. stockholder thus would be taxed on such a distribution at the normal tax rates applicable to U.S. stockholders, subject to any applicable alternative minimum tax and will be required to file a U.S. federal income tax return for the taxable year. A corporate non-U.S. stockholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. We will be required to withhold and remit to the IRS 21% of any distributions to non-U.S. stockholders attributable to gain from our sale or exchange of United States real property interests (“FIRPTA Withholding”). A non-U.S. stockholder may receive a credit against its tax liability for the amount we withhold.
However, a non-U.S. stockholder that owns, actually or constructively, no more than 10% of any class of our capital stock at all times during the one-year period ending on the date of a distribution should not be subject to FIRPTA Withholding with respect to distributions with respect to such class of our capital stock that is attributable to gain from our sale or exchange of United States real property interests, provided that such class of our capital stock continues to be regularly traded on an established securities market located in the United States. In the case of any such distribution that was a capital gain dividend attributable to United States real property interest gain, the distribution will be treated as an ordinary dividend subject to the rules discussed above.
Distributions to a non-U.S. stockholder that we designate as capital gain dividends but that are not attributable to gain from our sale or exchange of United States real property interests (and thus not subject to FIRPTA Withholding) will be subject to U.S. federal income taxation if (i) the capital gain dividend is effectively connected with the non-U.S. stockholder’s United States trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain and may be subject to the 30% branch profits tax in the case of a non-U.S. stockholder that is a non-U.S. corporation, or (ii) the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and meets certain other criteria, in which case the non-U.S. stockholder will incur a 30% tax on the individual’s capital gains derived from sources within the United States for the taxable year. Notwithstanding that such a non-FIRPTA capital gain dividend may not be subject to U.S. federal income taxation, as noted above we generally plan to withhold U.S. federal income tax at the rate of 30% on the gross amount of any dividend distribution paid to a non-U.S. stockholder, and we may be required to withhold not less than 21% of any such capital gain dividends (or amounts we could have designated as such).
Although the law is not clear on the matter, it appears that amounts designated by us as undistributed capital gains generally should be treated with respect to non-U.S. stockholders in the same manner as actual distributions by us of capital gain dividends. Under that approach, the non-U.S. stockholders would be able to offset as a credit against their U.S. federal income tax liability resulting therefrom an amount equal to their proportionate share of the tax paid by us on the undistributed capital gains, and to receive from the IRS a refund to the extent their proportionate share of this tax paid by us exceeds their actual U.S. federal income tax liability.
Dispositions
If the gain on the sale of our capital stock were taxed under FIRPTA, a non-U.S. stockholder would be taxed on that gain in the same manner as U.S. stockholders with respect to that gain, subject to any applicable alternative minimum tax. A non-U.S. stockholder generally will not incur tax under FIRPTA on a sale or other disposition of our stock if we are a “domestically controlled qualified investment entity,” which means that, during the five-year period ending on the date of the distribution or disposition, foreign persons (as defined in the Code) held, directly or indirectly, less than 50% in value of our shares and we qualified as a REIT. For these purposes, in the case of any class of our stock that is regularly traded on an established securities market, a person holding less than 5% of such class of stock for five years has been, and will be, treated as a U.S. person unless we have actual knowledge that such person is not a U.S. person. Because our capital stock is publicly traded, we cannot assure you that we are or will be in the future a domestically controlled qualified investment entity. Alternatively, but potentially subject to the wash sale rule described below, the gain from a sale of our capital stock by a non-U.S. stockholder will not be subject to tax under FIRPTA if (i) the applicable class of our capital stock is considered regularly traded under applicable Treasury Regulations on an established securities market, such as the NYSE, and (ii) the non-U.S. stockholder owned, actually and constructively, 10% or less of the applicable class of our capital stock at all times during the specified testing period ending on the date of the disposition. The testing period referred to in the previous sentence is the shorter of (x) the period during which the non-U.S. stockholder held the stock and (y) the five-year period ending on the date of the disposition. Since the completion of our initial public offering, we believe our capital stock has been regularly traded on an established securities market.
In addition, even if we are a domestically controlled qualified investment entity, upon a disposition of our capital stock, a non-U.S. stockholder may be treated as having gain from the sale or exchange of a United States real property interest if the non-U.S. stockholder (i) disposes of an interest in our capital stock during the 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a United States real property interest and (ii) directly or indirectly acquires, enters into a contract or option to acquire, or is deemed to acquire, other shares of the applicable class(es) of our capital stock within 30 days before or after such ex-dividend date. The foregoing “wash-sale” rule does not apply to a disposition and reacquisition of our capital stock by a non-U.S. stockholder owning, actually or constructively, 5% or less of the shares of the applicable class(es) of our capital stock at any time during the one-year period ending on the date of such distribution attributable to United States real property interest gain.
Furthermore, a non-U.S. stockholder generally will incur tax on gain not subject to FIRPTA (including a properly designated capital gain dividend that is not attributable to United States real property interest gain) if (i) the gain is effectively connected with the non-U.S. stockholder’s U.S. trade or business, in which case, unless an applicable income tax treaty provides otherwise, the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain and may be subject to the 30% branch profits tax on its effectively connected earnings and profits, subject to adjustments, in the case of a non-U.S. corporation, or (ii) the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. stockholder will generally incur a 30% tax on the individual’s net U.S. source capital gains, unless an applicable income tax treaty provides otherwise.
Purchasers of our stock from a non-U.S. stockholder generally will be required to withhold and remit to the IRS 15% of the purchase price unless at the time of purchase (i) any class of our stock is regularly traded on an established securities market (subject to certain limits if the shares sold are not themselves part of such a regularly traded class) or (ii) we are a domestically controlled qualified investment entity. The non-U.S. stockholder may receive a credit against its tax liability for the amount withheld.
A redemption or repurchase of shares of our capital stock will be treated under Section 302 of the Code as a distribution (and taxable as a dividend to the extent of our current and accumulated earnings and profits) unless the redemption or repurchase satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed or repurchased shares. See “—Taxation of U.S. Stockholders Holding Capital Stock—Redemption or Repurchase by Us.” If the redemption or repurchase of shares is treated as a distribution, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received. If the redemption or repurchase of shares is not treated as a distribution, it will be treated as a taxable sale or exchange in the manner described in this section.
Special FIRPTA Rules
To the extent our stock is held directly (or indirectly through one or more partnerships) by a “qualified shareholder,” it will not be treated as a United States real property interest for such qualified shareholder. Thus, gain from the sale or exchange of our stock (including distributions treated as gain from the sale or exchange of our stock) will not be subject to U.S. federal income tax unless such gain is treated as effectively connected with the qualified shareholder’s conduct of a U.S. trade or business. Further, to the extent such treatment applies, any distribution to such shareholder will not be treated as gain recognized from the sale or exchange of a United States real property interest (and capital gains dividends attributable to United States real property interest gain and non-dividend distributions to such shareholder may be treated as ordinary dividends). For these purposes, a qualified shareholder is generally a non-U.S. stockholder that (i)(A) is eligible for treaty benefits under an income tax treaty with the United States that includes an exchange of information program, and the principal class of interests of which is listed and regularly traded on one or more stock exchanges as defined by the treaty, or (B) is a foreign limited partnership organized in a jurisdiction with an exchange of information agreement with the United States and that has a class of regularly traded limited partnership units (having a value greater than 50% of the value of all partnership units) on the NYSE or Nasdaq, (ii) is a “qualified collective investment vehicle” (within the meaning of Section 897(k)(3)(B) of the Code) and (iii) maintains records of persons holding 5% or more of the class of interests described in clauses (i)(A) or (i)(B) above. However, in the case of a qualified shareholder having one or more “applicable investors,” the exception described in the first sentence of this paragraph will not apply to the applicable percentage of the qualified shareholder’s stock (with “applicable percentage” generally meaning the percentage of the value of the interests in the qualified shareholder held by applicable investors after applying certain constructive ownership rules). The applicable percentage of the amount realized by a qualified shareholder on the disposition of our stock or with respect to a distribution from us attributable to gain from the sale or exchange of a United States real property interest will be treated as amounts realized from the disposition of United States real property interest. Such treatment shall also apply to applicable investors in respect of distributions treated as a sale or exchange of stock with respect to a qualified shareholder. For these purposes, an “applicable investor” is a person (other than a qualified shareholder) who generally holds an interest (other than an interest solely as a creditor) in the qualified shareholder and holds more than 10% of our stock applying certain constructive ownership rules.
Generally, for purposes of FIRPTA, and subject to the discussion below regarding “qualified holders,” neither a “qualified foreign pension fund” (as defined below) nor any entity all of the interests of which are held by a qualified foreign pension fund is treated as a foreign person, thereby exempting such entities from tax under FIRPTA. A “qualified foreign pension fund” is an organization or arrangement (i) created or organized in a foreign country, (ii) established by a foreign country (or one or more political subdivisions thereof) or one or more employers to provide retirement or pension benefits to current or former employees (including self-employed individuals) or their designees as a result of, or, in consideration for, services rendered, (iii) which does not have a single participant or beneficiary that has a right to more than 5% of its assets or income, (iv) which is subject to government regulation and with respect to which annual information about its beneficiaries is provided, or is otherwise available, to relevant local tax authorities, and (v) with respect to which, under its local laws, (A) contributions that would otherwise be subject to tax are deductible or excluded from its gross income or taxed at a reduced rate, or (B) taxation of its investment income is deferred, or such income is excluded from its gross income or taxed at a reduced rate. Under Treasury Regulations, subject to the discussion below regarding “qualified holders,” a “qualified controlled entity” also is not generally treated as a foreign person for purposes of FIRPTA. A “qualified controlled entity” generally includes a trust or corporation organized under the laws of a foreign country all of the interests of which are held by one or more qualified foreign pension funds either directly or indirectly through one or more qualified controlled entities.
Treasury Regulations further require that a qualified foreign pension fund or qualified controlled entity will not be exempt from FIRPTA with respect to dispositions of United States real property interests or REIT distributions attributable to the same unless the qualified foreign pension fund or qualified controlled entity is a “qualified holder.” To be a qualified holder, a qualified foreign pension fund or qualified controlled entity must satisfy one of two alternative tests at the time of the disposition of the United States real property interest or the REIT distribution. Under the first test, a qualified foreign pension fund or qualified controlled entity is a qualified holder if it owned no United States real property interests as of the earliest date during an uninterrupted period ending on the date of the disposition or distribution during which it qualified as a qualified foreign pension fund or qualified controlled entity. Alternatively, if a qualified foreign pension fund or qualified controlled entity held United States real property interests as of the earliest date during the period described in the preceding sentence, it can be a qualified holder only if it satisfies certain testing period requirements.
Treasury Regulations also provide that a “withholding qualified holder” that certifies its status as such will not be treated as a foreign person for purposes of withholding under Section 1445 of the Code (and Section 1446 of the Code, as applicable). A withholding qualified holder is defined as a foreign partnership all of the interests of which are held by qualified holders, including through one or more partnerships.
Distributions that are attributable to gain from the sales of United States real property interests received by a qualified foreign pension fund or a qualified controlled entity that satisfies the requirements to be a qualified holder will not be subject to U.S. federal income or withholding tax. All other distributions received by a qualified foreign pension fund or a qualified controlled entity will be taxed as described above under “—Taxation of Non-U.S. Stockholders Holding Capital Stock—Distributions.” Gain of a qualified holder from the sale or exchange of our stock and distributions treated as gain from the sale or exchange of our stock under the rules described above under “—Taxation of Non-U.S. Stockholders Holding Capital Stock—Distributions,” will not be subject to U.S. federal income or withholding tax, unless such gain is treated as effectively connected with the qualified foreign pension fund’s (or the qualified controlled entity’s, as applicable) conduct of a U.S. trade or business, in which case, the qualified foreign pension fund (or qualified controlled entity) generally will be subject to a tax at the same graduated rates applicable to U.S.

stockholders, unless an applicable income tax treaty provides otherwise, and may be subject to the 30% branch profits tax on its effectively connected earnings and profits, subject to adjustments, in the case of a foreign corporation.
Information Reporting Requirements and Backup Withholding Tax
U.S. Stockholders
We will report to our U.S. stockholders and to the IRS the amount of distributions paid during each calendar year, the proceeds of any sale or other disposition of our stock, and the amount of tax withheld, if any. Under the backup withholding rules, a U.S. stockholder may be subject to backup withholding at the current rate of 24% with respect to such distributions paid, unless such U.S. stockholder (i) is a corporation or other exempt entity and, when required, proves its status or (ii) certifies under penalties of perjury that the taxpayer identification number the stockholder has furnished to us is correct and the stockholder is not subject to backup withholding and otherwise complies with the applicable requirements of the backup withholding rules. A U.S. stockholder that does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. Any amount paid as backup withholding will be creditable against the U.S. stockholder’s income tax liability. In addition, we may be required to withhold a portion of any dividends or capital gain distributions to any stockholders who fail to certify their non-foreign status to us. For a discussion of the backup withholding rules as applied to non-U.S. stockholders, see “—Information Reporting Requirements and Backup Withholding Tax—Non-U.S. Stockholders.”
Non-U.S. Stockholders
Information reporting requirements and backup withholding may apply to payments of distributions on our capital stock to a non-U.S. stockholder. The applicable withholding agent will report to our non-U.S. stockholders and the IRS the amount of dividends treated as paid during each calendar year and the amount of any tax withheld with respect to such payments. Copies of the information returns reporting such payments and withholding may also be made available to the tax authorities in the country in which the non-U.S. stockholder resides or is established under the provisions of an applicable income tax treaty or agreement. Information reporting and backup withholding will generally not apply if an appropriate IRS Form W-8 is duly provided by such non-U.S. stockholder or the stockholder otherwise establishes an exemption, for example, by properly certifying its non-U.S. status on an IRS Form W-8BEN, IRS Form W-BENE-E or another appropriate version of IRS Form W-8, provided that the withholding agent does not have actual knowledge or reason to know that the stockholder is a U.S. person or that the claimed exemption is not in fact satisfied. Information reporting and backup withholding also may apply to proceeds a non-U.S. stockholder receives upon the sale, exchange, redemption, retirement or other disposition of our capital stock unless the non-U.S. shareholder properly certifies to the applicable withholding agent its non-U.S. status on an applicable IRS Form W-8 or substantially similar form, provided that the withholding agent does not have actual knowledge or reason to know that the stockholder is a U.S. person or that the claimed exemption is not in fact satisfied. Even without having executed an applicable IRS Form W-8 or substantially similar form, however, in some cases information reporting and backup withholding will not apply to proceeds that a non-U.S. stockholder receives upon the sale, exchange, redemption, retirement or other disposition of our capital stock if the non-U.S. stockholder receives those proceeds through a foreign office of a foreign broker-dealer, provided, however, that if the proceeds from a disposition of stock are paid to or through a foreign office of a U.S. broker-dealer or a non-U.S. office of a foreign broker-dealer that is (1) a “controlled foreign corporation” for U.S. federal income tax purposes, (2) a person 50% or more of whose gross income from all sources for a three-year period was effectively connected with a U.S. trade or business, (3) a foreign partnership with one or more partners who are U.S. persons and who, in the aggregate, hold more than 50% of the income or capital interest in the partnership, or (4) a foreign partnership engaged in the conduct of a trade or business in the U.S., then (A) backup withholding will apply only if the broker-dealer has actual knowledge that the owner is not a non-U.S. stockholder, and (B) information reporting will apply unless the non-U.S. stockholder certifies its non-U.S. status. Any amount withheld under the backup withholding rules is allowable as a credit against such holder’s U.S. federal income tax liability

(which might entitle such holder to a refund), provided that such holder furnishes the required information to the IRS. Payments not subject to information reporting requirements may nonetheless be subject to other reporting requirements.
FATCA Withholding and Reporting
Under Sections 1471 through 1474 of the Code, provisions commonly known as “FATCA”, together with administrative guidance issued and certain intergovernmental agreements (“IGAs”) entered into thereunder, withholding taxes may apply to “withholdable payments” made to “foreign financial institutions” (as specially defined in the Code) and certain other non-U.S. entities unless the entity qualifies for an exemption. “Withholdable payments” generally include any payment of interest, dividends and certain other types of generally passive income if such payment is from sources within the United States. Although gross proceeds from a disposition of property that can produce U.S. source interest or dividends after December 31, 2018 would have been treated as withholdable payments, proposed Treasury Regulations that may be relied on have eliminated FATCA withholding on such payments. If the payee is a foreign financial institution that is not exempt under the administrative guidance or not subject to special treatment under certain IGAs, it must enter into an agreement with the U.S. Treasury Department requiring, among other things, that it undertakes to identify accounts (and certain debt and equity interests in such foreign financial institutions) held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent them from complying with these reporting and other requirements. Investors in jurisdictions that entered into a so-called Model 1 IGA may, in lieu of the foregoing requirements, be required to report such information to their home jurisdiction. The compliance requirements under FATCA are complex and special requirements may apply to certain categories of payees. Prospective investors are encouraged to consult their tax advisors regarding the implications of these rules with respect to their investment in our capital stock, as well as the status of any related U.S. federal Treasury Regulations.
Global Intangible Low-Tax Income
U.S. corporations, including REITs, are required to include “global intangible low-tax income,” or GILTI, earned by certain foreign subsidiary corporations in income regardless of whether the income has been distributed to the U.S. parent corporation. Generally, GILTI is the excess of the U.S. shareholder’s pro rata portion of the income of its foreign subsidiaries over the net deemed tangible income return of such subsidiaries. Unlike other taxpayers, REITs are not allowed to deduct 50% of GILTI in determining the amount of GILTI includable in income. The IRS issued guidance that GILTI constitutes qualifying REIT income for purposes of the 95% gross income test, and thus the inclusion of GILTI earned by our foreign TRSs, if any, in our U.S. taxable income should not influence our ownership structure of these foreign TRSs, but no assurances can be given. The inclusion of such GILTI in our U.S. taxable income, however, could increase our dividend distribution requirement, regardless of whether we receive a corresponding distribution of cash from any foreign TRSs. We currently do not have foreign subsidiaries that would be required to include GILTI, but we may have such subsidiaries in the future.
Additional Legislative or Other Actions Affecting REITs
The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department and it is possible that there could be future changes that could adversely impact our stockholders. No assurance can be given as to whether, when, or in what form, the U.S. federal income tax laws applicable to us and our stockholders may be enacted. Changes to the U.S. federal tax laws and interpretations of U.S. federal tax laws could adversely affect an investment in our capital stock.
State, Local, and Non-U.S. Taxes
We may be subject to state, local and foreign tax in states, localities and foreign countries in which we do business or own property. The tax treatment applicable to us and our stockholders in such jurisdictions may differ from the U.S. federal income tax treatment described above.
Prospective investors should consult the applicable prospectus supplement, as well as their tax advisers, regarding the U.S. federal, state, local, foreign, and other tax consequences of investing in the securities offered by the applicable prospectus supplement.

SELLING SECURITY HOLDERS
Information about selling security holders of DiamondRock Hospitality Company, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC which are incorporated into this prospectus by reference.
PLAN OF DISTRIBUTION
We or any selling security holder may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:
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to or through underwriters or dealers;

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to investors through agents;

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directly to investors;

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in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act to or through a market maker or into an existing trading market on an exchange or otherwise;

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in block trades;

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through put or call options, forward or other derivative transactions relating to the shares of common stock or other securities being registered hereunder;

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through a combination of any of these methods; or

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through any other method permitted by applicable law and described in a prospectus supplement.

In addition, we may issue the securities as a dividend or distribution to our existing stockholders or other security holders. The prospectus supplement with respect to any offering of securities will include the following information:
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the terms of the offering;

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the names of any underwriters or agents;

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the name or names of any managing underwriter or underwriters;

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the purchase price or initial public offering price of the securities;

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the net proceeds from the sale of the securities;

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any delayed delivery arrangements;

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any underwriting discounts, commissions and other items constituting underwriters’ compensation;

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any discounts or concessions allowed or reallowed or paid to dealers;

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any commissions paid to agents; and

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any securities exchange on which the securities may be listed.

Any public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
The distribution of the offered securities may be effected from time to time in one or more transactions:
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at a fixed price or prices, which may be changed;

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at market prices prevailing at the time of sale;

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at prices related to prevailing market prices; or

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at negotiated prices.

In addition to the foregoing, we may issue shares of our common stock to holders of OP Units of our operating partnership, and any of their pledgees, donees, transferees or other successors in interest, in exchange for their OP Units. We may only offer our common stock in this manner if the holders of these

OP Units present them for redemption under the partnership agreement of DiamondRock Hospitality Limited Partnership, as amended from time to time, and we exercise our right to issue our common stock to them instead of paying a cash amount. We will receive no cash proceeds from any issuance of the shares of our common stock in exchange for OP Units, but we will acquire additional OP Units in exchange for any such issuances.
Sale through Underwriters or Dealers
If underwriters are used in the sale, the underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.
The applicable prospectus supplement relating to the securities will describe the name or names of any underwriters, dealers or agents and the purchase price of the securities.
In connection with the sale of the securities, underwriters may receive compensation from us, any selling security holder or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents, which is not expected to exceed that customary in the types of transactions involved. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions they receive from us or any selling security holder, and any profit on the resale of the securities they realize may be deemed to be underwriting discounts and commissions, under the Securities Act. The prospectus supplement will identify any underwriter or agent and will describe any compensation they receive from us or any selling security holder.
Underwriters could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering, sales made directly on the NYSE, the existing trading market for our shares of common stock, or sales made to or through a market maker other than on an exchange. The name of any such underwriter or agent involved in the offer and sale of our shares of common stock, the amounts underwritten, and the nature of its obligations to take our shares of common stock will be described in the applicable prospectus supplement.
Unless otherwise specified in the prospectus supplement, each series of the securities will be a new issue with no established trading market, other than our shares of common stock, which are currently listed on the NYSE. We currently intend to list any shares of common stock sold pursuant to this prospectus on the NYSE. We may elect to list any series of shares of preferred stock on an exchange, but are not obligated to do so. It is possible that one or more underwriters may make a market in a series of the securities, but underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, we can give no assurance about the liquidity of the trading market for any of the securities.
Under agreements we or any selling security holder may enter into, we or any selling security holder may indemnify underwriters, dealers, and agents who participate in the distribution of the securities against certain liabilities, including liabilities under the Securities Act, or contribute with respect to payments that the underwriters, dealers or agents may be required to make.
In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the maximum aggregate discounts, commissions, agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the aggregate offering price of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we or any selling security holder sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time. From time to time, we or any selling security holder may engage in transactions with these underwriters, dealers, and agents in the ordinary course of business. If indicated in the prospectus supplement, we or any selling security holder may authorize underwriters or other persons acting as agents of us or any selling security holder to solicit offers by institutions to purchase securities from us or any selling security holder pursuant to contracts providing for payment and delivery on a future date. Institutions with which we may make these delayed delivery contracts include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchaser under any such delayed delivery contract will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility with regard to the validity or performance of these delayed delivery contracts.
Direct Sales and Sales through Agents
We or any security holder may sell the securities directly. In this case, no underwriters or agents would be involved. We or any selling security holder may also sell the securities through agents designated by us or the selling security holder from time to time in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering, sales made directly on the NYSE, the existing trading market for shares of our common stock, or sales made to or through a market maker other than on an exchange. In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
We or any security holder may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the applicable prospectus supplement.
Remarketing Arrangements
Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.
Delayed Delivery Contracts
If we so indicate in the applicable prospectus supplement, we or any selling security holder may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the applicable prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information
We or any selling security holder may have agreements with the underwriters, dealers, agents and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers, agents or remarketing firms may be required to make. Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

LEGAL MATTERS
The validity of the securities offered hereby will be passed upon for us by Goodwin Procter LLP. Goodwin Procter LLP has also issued an opinion to us regarding certain tax matters described under “Material U.S. Federal Income Tax Considerations.” If the validity of any securities is also passed upon by counsel for the underwriters, dealers or agents of an offering of those securities, that counsel will be named in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of DiamondRock Hospitality Company as of December 31, 2023 and 2022, and for each of the years in the three-year period ended December 31, 2023, and the financial statement schedule and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the information requirements of the Exchange Act, and in accordance with the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from the SEC’s website at http://www.sec.gov. In addition, we maintain a website that contains information about us at www.drhc.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus or any other report or documents we file with or furnish to the SEC.
We have filed with the SEC a “shelf” registration statement on Form S-3 under the Securities Act relating to the securities that may be offered by this prospectus. This prospectus is a part of that registration statement, but does not contain all of the information in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For more detail about us and any securities that may be offered by this prospectus, you may examine the registration statement on Form S-3 and the exhibits filed with it at the locations listed in the previous paragraph. Please be aware that statements in this prospectus referring to a contract or other document are summaries and you should refer to the exhibits that are part of the registration statement for a copy of the contract or document.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” in this prospectus certain information we file with the SEC, which means that we may disclose important information in this prospectus by referring you to the document that contains the information. The information incorporated by reference is considered to be a part of this prospectus, and the information we file later with the SEC will automatically update and, where applicable, supersede this information. We incorporate by reference the documents listed below that we filed with the SEC:
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our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on February 28, 2024;

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the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2023 from our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 28, 2024, as updated by the Supplement to the Proxy Statement filed with the SEC on April 15, 2024;

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our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2024 filed with the SEC on May 3, 2024 and for the quarter ended June 30, 2024 filed with the SEC on August 2, 2024;

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our Current Reports on Form 8-K filed on March 25, 2024 (only with respect to Item 5.02), April 15, 2024 (only with respect to Item 5.02), May 2, 2024 (only with respect to Items 5.02 and 5.07), May 16, 2024 (only with respect to Item 5.02), May 23, 2024 and June 3, 2024;

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the description of our common stock, $0.01 par value per share, contained in our Registration Statement on Form 8-A filed on May 25, 2005, as updated by Exhibit 4.3 to our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on February 28, 2024, including any amendment or report filed for the purpose of updating such description;

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the description of our 8.250% Series A Cumulative Redeemable Preferred Stock contained in our Registration Statement on Form 8-A filed on August 28, 2020, as updated by Exhibit 4.3 to our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on February 28, 2024, including any amendment or report filed for the purpose of updating such description; and

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all documents filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus and prior to the termination of the offering of the underlying securities; provided, however, that we are not incorporating by reference any additional documents or information furnished and not filed with the SEC.

You may request a copy of these documents, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing us at the following address or calling us at the telephone number listed below or via the Internet at the website listed below:
DiamondRock Hospitality Company
2 Bethesda Metro Center, Suite 1400
Bethesda, Maryland 20814
Attention: Investor Relations
(240) 744-1150
Internet Website: www.drhc.com
Readers should rely on the information provided or incorporated by reference in this prospectus or in the applicable supplement to this prospectus. Readers should not assume that the information in this prospectus and the applicable supplement is accurate as of any date other than the date on the front cover of the document.
The information contained on our website does not constitute a part of this prospectus, and our website address supplied above is intended to be an inactive textual reference only and not an active hyperlink.

$200,000,000
DiamondRock Hospitality Company
Common Stock

PROSPECTUS SUPPLEMENT
August 5, 2024

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